UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2017

UNI LINE CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-196336	42-1777496
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Guowei Industrial Building #125, Guowei Road, Liantang, Luohu

Shenzhen, Guangdong, China, 518004

(Address of principal executive offices)

86-755-22230580

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                                            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                                            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                                            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                                            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements.  The forward-looking statements are contained principally in the sections entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any historical results and future results, performances or achievements expressed or implied by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” such as:

•                  Our independent registered auditors have expressed substantial doubt about our ability to continue as a going concern.

•                  The Company’s business plan is based on a relatively new model that may not be successful and the Company may not successfully implement its business strategies.

•                  We may continue to incur losses in the future, and may not be able to return to profitability, which may cause the market price of our shares to decline.

•                  Our contractual arrangements may not be as effective in providing control over the variable interest entities as direct ownership.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements.  Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Also, forward-looking statements represent our estimates and assumptions only as of the date of this report.  You should read this report and the documents that we reference and filed as exhibits to the report completely and with the understanding that our actual future results may be materially different from what we expect.  Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

USE OF CERTAIN DEFINED TERMS

In addition, unless the context otherwise requires and for the purposes of this report only, references to: “we,” “us,” “our,” or “our company,” are to the combined business of Uni Line Corp., a Nevada corporation, and its consolidated subsidiaries and variable interest entities;

•                  “PGL” are to Porter Group Limited, a Republic of Seychelles company and wholly-owned subsidiary of Uni Line Corp.;

•                  “PPBGL” are to Porter Perspective Business Group Limited, a Hong Kong company and wholly-owned subsidiary of PGL;

•                  “Qianhai Porter” are to Shenzhen Qianhai Porter Industrial Co. Ltd., a PRC company and wholly-owned subsidiary of PPBGL;

•                  “Portercity” are to Shenzhen Portercity Investment Management Co. Ltd., a PRC company;

•                  “Porter E-Commerce” are to Shenzhen Porter Warehouse E-Commerce Co. Ltd., a PRC company and wholly-owned subsidiary of Portercity;

•                  “Porter Consulting” are to Shenzhen Yihuilian Information Consulting Co. Ltd., a PRC company and wholly-owned subsidiary of Portercity;

•                  “Porter Commercial” are to Shenzhen Porter Commercial Perspective Network Co., Ltd., a PRC company and wholly-owned subsidiary of Portercity;

•                  “VIEs” means our consolidated variable interest entities, including Portercity and its subsidiaries, Porter E-Commerce, Porter Consulting and Porter Commercial as depicted in our organizational chart below;

•                  “Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China;

•                  “China” and “PRC” refer to the People’s Republic of China;

•                  “Renminbi” and “RMB” refer to the legal currency of China;

•                  “U.S. dollars,” “dollars” and “$” refer to the legal currency of the United States;

•                  “SEC” are to the U.S. Securities and Exchange Commission;

•                  “Exchange Act” are to the Securities Exchange Act of 1934, as amended;

•                  “Securities Act” are to the Securities Act of 1933, as amended.

MARKET DATA AND FORECAST

Unless otherwise indicated, information in this current report on Form 8-K concerning economic conditions and our industry is based on information from independent industry analysts and publications, as well as our estimates. Except where otherwise noted, our estimates are derived from publicly available information released by third-party sources, as well as data from our internal research, and are based on such data and knowledge of our industry, which we believe to be reasonable. None of the independent industry publications used in this report was prepared on our or our affiliates’ behalf.  We acknowledge our responsibility for all disclosures in this report, but caution readers that we have not independently verified the underlying information in such publications and reports.

ITEM 2.01                                  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As previously reported on December 19, 2016, on December 16, 2016, we entered into a share purchase agreement, or the Purchase Agreement, with PGL and its shareholders, pursuant to which we agreed to acquire 100% of the issued and outstanding shares of PGL in exchange for 500,000,000 shares of our common stock.

On April 7, 2017, we completed the acquisition of PGL pursuant to the Purchase Agreement described above (the “Reverse Merger”).   As a result of the transaction, PGL became our wholly-owned subsidiary and the former shareholders of PGL became the holders of approximately 98.4% of our issued and outstanding capital stock on a fully-diluted basis.  The acquisition was accounted for as a recapitalization effected by a share exchange, wherein PGL is considered the acquirer for accounting and financial reporting purposes.  The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, on April 7, 2017, we acquired PGL in the Reverse Merger. Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were immediately before the reverse acquisition transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10.  Please note that the information provided below relates to the combined enterprises after our acquisition of PGL, except that information relating to periods prior to the date of the reverse acquisition only relate to PGL and its subsidiaries unless otherwise specifically indicated.

BUSINESS

Business Overview, Our Corporate History and Background

Through our PRC VIEs, we focus our business as an innovative O2O (Online to Offline) business platform operator covering both online E-commerce and offline commercial chain entity of three-dimensional synchronous operation together with integrated comprehensive services for consumer manufacturing enterprises.

We were incorporated in the State of Nevada on September 5, 2013.  Our original business plan was to sell freshly squeezed juices from mobile stands in London, United Kingdom, but this business was not successful and we did not generate any revenue from this business.

On October 28, 2016, Roman Ehlert, our sole director, officer and principal stockholder, transferred an aggregate of 6,000,000 shares of our common stock, representing approximately 73.98% of our issued and outstanding capital stock on a fully-diluted basis, to Jun Chen, Jian Xiong, Guili Xiong, Shuwen Du, Lianze Xiong, Gang Deng, Guoping Wang, Zhongnan Liu, Yue Wang, Yebiao Ding, Xiuyuan Bai and Jiahong Du, for an aggregate purchase price of $228,000, which resulted in a change of control of our company. Mr. Ehlert resigned as our sole director and officer upon closing of this transaction and appointed Mr. Jun Chen as our sole director, Chief Executive Officer, President and Chief Financial Officer.

On December 16, 2016, we entered into the Purchase Agreement with PGL and its shareholders, pursuant to which we agreed to acquire 100% of the issued and outstanding shares of PGL in exchange for 500,000,000 shares of our common stock. On the same date, Mr. Jun Chen resigned as our sole officer, effective as of December 19, 2016, but continued to serve as a member of our board of directors. Mr. Zonghua Chen was appointed as our Chief Executive Officer, President and Chief Financial Officer effective as of December 19, 2016.  In addition, effective as of December 19, 2016, our board of directors was increased from one (1) to five (5) members and Zonghua Chen and Maozi Cong were appointed to our board, with two (2) vacancies remaining, and Mr. Zonghua Chen was appointed as the Chairman.

On April 7, 2017, we completed the Reverse Merger pursuant to the Purchase Agreement.  As a result of the reverse acquisition, PGL became our wholly-owned subsidiary and the former shareholders of PGL became the holders of approximately 98.4% of our issued and outstanding capital stock on a fully-diluted basis.  For accounting purposes, the transaction with PGL was treated as a reverse acquisition, with PGL as the acquirer and the Company as the acquired party.  Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of PGL and its consolidated subsidiaries.

As a result of our acquisition of PGL, we now own all of the issued and outstanding shares of PGL, a holding company, which in turn owns all of the equity capital of PPBGL and its subsidiary. We plan to change our name to Porter Holding International Co., Ltd. to more accurately reflect our new business.

The formation of PGL, a Seychelles holding company, was completed on October 13, 2016. The share capital of the Company is $50,000 divided into 500,000,000 ordinary shares of $0.0001 par value each. On December 6, 2016, the authorized and issued capital of PGL increased to $725,000 divided into 7,250,000,000 shares with a par value of $0.0001 each. PGL is owned and controlled by the same control group as PPBGL and Portercity.

On November 29, 2016, Mr. Zongiian Chen, the sole shareholder of PPBGL, transferred 100% of the outstanding shares of PPBGL to PGL. The share transfer has been accounted for as a common control transaction. Other than its 100% ownership of PPBGL, PGL has no significant assets and no other business operations.

PPBGL was incorporated in Hong Kong on September 21, 2016 as a company with limited liability as an investment holding company. Upon incorporation, PPBGL issued 1 ordinary share at HK$1. Also on September 21, 2016, an additional 9,999 ordinary shares were issued, and Mr. Zongjian Chen held all the

10,000 ordinary shares of PPBGL on behalf of the original investors of Portercity. At this time, PPBGL was controlled by Mr. Zongjian Chen and other investors and had no significant assets or business operations.

Qianhai Porter was incorporated in the PRC as a wholly foreign-owned enterprise with limited liability on November 21, 2016. Qianhai Porter was set up by PPBGL. Qianhai Porter was incorporated to control the shareholders’ voting interests in Portercity and become the primary beneficiary of Portercity and its wholly owned subsidiaries, Porter E-Commerce, Porter Consulting and Porter Commercial.

Portercity was held by Mr Zonghua Chen (brother of Mr Zongjian Chen) and Ms. Xiaomei Xiong (spouse of Mr Zongjian Chen) on behalf of other investors, including Mr Zonghua Chen himself.

On December 15, 2016, Qianhai Porter, Portercity and the shareholders of Portercity entered into the below mentioned VIE Agreements, pursuant to which we have contractual rights to control and operate the businesses of Portercity and its wholly owned subsidiaries. The change in control of Portercity and the acquisition of PPBGL by PGL have been accounted for as common control transactions in a manner similar to a pooling of interests and there was no recognition of any goodwill or excess of the acquirers’ interest in the net fair value of the acquirees’ identifiable assets, liabilities and contingent liabilities over cost at the time of the common control combinations. Therefore, these transactions were recorded at historical cost with a reclassification of equity from retained profits to additional paid in capital to reflect the deemed value of consideration given in the local jurisdiction and the capital structure of Portercity. Our consolidated financial statements include all of the accounts of our Company and our subsidiaries, PPBGL and Qianhai Porter and VIE Entities (except for Porter Consulting, as explained below) for all periods presented. All material intercompany transactions and balances have been eliminated in the consolidation.

On December 1, 2016, Portercity acquired a 100% equity interest in Porter Consulting, from Shenzhen Porter Holdings Co., Ltd., for a cash consideration of $144,154 (RMB1,000,000).

Our Corporate Structure

PRC laws and regulations prohibit or restrict foreign ownership of companies that operate Internet information and content, Internet access, online games, mobile, value added telecommunications and certain other businesses in which we are engaged or could be deemed to be engaged.  Consequently, we conduct certain of our operations and businesses in the PRC through our VIEs.

On December 15, 2016, our indirectly wholly-owned Chinese subsidiary, Qianhai Porter, Portercity and the shareholders of Portercity entered into the following commercial arrangements, or collectively, VIE Agreements, pursuant to which we have contractual rights to control and operate the businesses of Portercity and Portercity’s three Chinese subsidiaries, Porter E-Commerce, Porter Consulting and Porter Commercial:

•                  Pursuant to a commission management and consulting services agreement, or the Service Agreement, Qianhai Porter agreed to act as the exclusive management and advisory consultant of Portercity and provide client management, marketing promotion counseling, corporate management and counseling, finance counseling and personnel training services to Portercity.  In exchange, Portercity agreed to pay Qianhai Porter a management and consulting fee to be equivalent to the amount of net profit before tax of Portercity;

•                  Pursuant to an exclusive right and option to purchase agreement, or the Option Agreement, the shareholders of Portercity granted to Qianhai Porter the exclusive right and option to purchase, at any time during the term of the Option Agreement, all of the assets of and equity interests shares in Portercity, at the exercise price equal to the lowest possible price permitted by Chinese laws;

•                  Pursuant to a shareholders’ voting rights proxy agreement, or the Voting Rights Agreement, each of the shareholders of Portercity irrevocably appointed the representatives designated by Qianhai Porter to exercise its exclusive voting right of shareholders in the general meeting of shareholders of Portercity; and

•                  Pursuant to an equity interest pledge agreement, the Pledge Agreement, the shareholders of Portercity pledged all of the equity interests in Portercity and any and all legitimate income generated from such equity interests to Qianhai Porter to ensure the rights, privileges and concessions of Qianhai Porter under this and the above contractual arrangements.

As a result of the above contractual arrangements, or the Contractual Arrangements, we maintain substantial control over the VIEs’ daily operations and financial affairs, election of their senior executives and all matters requiring shareholder approval.  Furthermore, as the primary beneficiary of the VIEs, we are entitled to consolidate the financial results of the VIEs in our own consolidated financial statements under Financial Accounting Standards Board Accounting Standard Codification (ASC) Topic 810 and related subtopics related to the consolidation of variable interest entities, or ASC Topic 810.

In the opinion of Guang Dong LianRui Law Firm, our PRC legal counsel:

•                          the ownership structures of our wholly-foreign owned enterprise and VIEs in China do not and will not violate any applicable PRC law, regulation, or rule currently in effect; and

•                          the contractual arrangements between our material wholly-foreign owned enterprise, our material variable interest entity and the variable interest entity equity holders governed by PRC laws are valid, binding and enforceable in accordance with their terms and applicable PRC laws, rules, and regulations currently in effect, and will not violate any applicable PRC law, regulation, or rule currently in effect.

However, we have been further advised by our PRC legal counsel, Guang Dong LianRui Law Firm, that there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, rules and regulations. Accordingly, the PRC regulatory authorities may, in the future, take a view that is contrary to the opinion of our PRC legal counsel. We have been further advised by our PRC legal counsel that if the PRC government finds that the agreements that establish the structure for operating our Internet-based business do not comply with PRC government restrictions on foreign investment in the aforesaid business we engage in, we could be subject to severe penalties including being prohibited from continuing operations. See “Risk Factors — Risks Relating to our Commercial Relationship with VIEs.”

The chart below presents our corporate structure as of the date of this report:

UNI LINE CORP.
(Nevada, USA)
100%
PORTER GROUP LIMITED
(Republic of Seychelles)
100%
PORTER PERSPECTIVE BUSINESS GROUP LIMITED
(Hong Kong)
100%
SHENZHEN QIANHAI PORTER INDUSTRIAL CO. LTD.
(People's Republic of China)
Contractual Arrangements
SHENZHEN PORTERCITY INVESTMENT MANAGEMENT CO. LTD.
(People's Republic of China)
100%
100%
100%
SHENZHEN PORTER WAREHOUSE E-COMMERCE CO., LTD.
(People's Republic of China)
SHENZHEN YIHUILIAN INFORMATION CONSULTING CO., LTD.
(People's Republic of China)
SHENZHEN PORTER COMMERCIAL PERSPECTIVE NETWORK CO., LTD.
(People's Republic of China)

Our principal executive offices are located at Guowei Industrial Building #125, Guowei Road, Liantang, Luohu, Shenzhen, Guangdong, China, 518004.  The telephone number at our principal executive office is 86-755-22230580.

Our Business Plan

We are a newly established company and have limited operation history.  We are in the O2O business providing online business platforms to our customers as well as physical facilities where they can conduct business, interact with existing customers and obtain new customers.  Our business model, in short, is (Offline + Online) X Finance, which mainly consists of three pillars:

O2O Porter City Offline Product — Porter City

We plan to have franchised property with the construction area of one million to four million square meters located in various geographic areas in the world.  It consists of regional enterprise development centers, enterprise headquarters, enterprise agent procurement centers, enterprise CEO clubs, innovation service centers, warehouses and logistics, exhibition centers, culture travel streets and business service centers.  Through Portercity, we will provide non-traditional property management services by offering a comprehensive one-stop solution to manufacturing, trade, financing for consumer manufacturing enterprises with the designed capacity of 100,000 enterprises in exchange for their membership fees.  We do not intend to be engaged in the business of real estate development in connection with our Porter City project.  Our business partners will conduct the real estate development of the relevant facilities.

O2O Porter City Online Product-www.pt37.com

Our PT37.com platform, registered as being qualified for ICP, is a commercial cloud platform to provide free services to global consumer manufacturing enterprises.  It is designed specifically for us to select highly-qualified enterprises to be a franchised enterprise of our O2O Porter City project.  This platform is committed to providing enterprises with global Internet-based intelligent e-commerce information services.  Our PT37.com member enterprises can set up their own websites immediately and operate independently.  We currently have more than 9 million members, among which starting 2017, we each year select and recommend certain amount of high-quality companies to set up offices in our Porter City for their global production, trade and financial management activities.

O2O Porter City Online Product -www.17yugo.com

Our 17yugo.com platform, registered as being qualified for ICP, is developed specifically for the enterprises that have physical presence at our O2O Porter City.  The platform includes plane mall, direct shopping mall, 3D mall, exhibition mall, brokerage shopping mall, with the goal of achieving the integration of users, logistics, information, business and capital and fulfilling the “Internet plus” strategy.

Sales and Marketing

Currently, we have 15 experienced sales and marketing personnel who are responsible for marketing activities, market research, promotion and advertisement.  We strengthen our market presence by employing various types of marketing strategies.  We participate in trade shows and seminars such as the UN New Economy Forum and offer lectures to international and local audiences regarding our products and services.  In addition, we take advantage of our two online platforms, www.pt37.com and www.17yugo.com, to advertise and market our business plan and products.  These activities help promote our reputation and name recognition in the industry.

Our Customers

Our future customers may include consumer manufacturing enterprises of origin and related business resources.  We have earned no revenues in 2015. In 2016, we have only one customer who accounted for all of our revenues.

Our Intellectual Property

The following table illustrates the title of different copyrights that our VIEs own, their certificate numbers, first publication dates, and certificate issuance dates.

Copyright Title	Owner	Certificate Number	First Publication Date	Issue Date
PT37B&M Online Trading System v.1.0	Shenzhen Porter Commercial Perspective Network Co., Ltd.	0175366	6-25-2009	10-23-2009
PT37 Bidding System v.1.0	Shenzhen Porter Commercial Perspective Network Co., Ltd.	0175372	6-20-2009	10-23-2009
PT37 Fuzzy and Precise Search System v.1.0	Shenzhen Porter Commercial Perspective Network Co., Ltd.	0175382	6-20-2009	10-23-2009
PT37 Enterprise/Individual E-Commerce Data Trading Bidding System v.1.0	Shenzhen Porter Commercial Perspective Network Co., Ltd.	0175385	6-20-2009	10-23-2009
PT37-IMIS Integrated Management Information System v.	Shenzhen Porter Commercial Perspective Network	0175388	7-1-2009	10-23-2009

2.0	Co., Ltd.
PT37 Promotion Alliance System v.1.0	Shenzhen Porter Commercial Perspective Network Co., Ltd.	0175392	6-20-2009	10-23-2009
PT37 Group Purchase System v.1.0	Shenzhen Porter Commercial Perspective Network Co., Ltd.	0175397	6-20-2009	10-23-2009
PT37 Industry Trading System v.1.0	Shenzhen Porter Commercial Perspective Network Co., Ltd.	0182273	3-20-2009	11-27-2009
Porter AI Shopping Guide Robot System v. 1.0	Shenzhen Porter Commercial Perspective Network Co., Ltd.	0210023	11-17-2009	5-11-2010
Porter Payment System v.2.0	Shenzhen Porter Commercial Perspective Network Co., Ltd.	0201727	11-15-2009	3-24-2010
PT37-IMIS Integrated Management Information System v. 1.0	Shenzhen Porter Commercial Perspective Network Co., Ltd.	0297943	3-10-2009	6-3-2011
PT37 Supermarket System v.1.0	Shenzhen Porter Commercial Perspective Network Co., Ltd.	0319110	12-30-2010	8-6-2011
PT37 Advertorial Publication System v.1.0	Shenzhen Porter Commercial Perspective Network Co., Ltd.	0319112	12-30-2010	8-6-2011
PT37 Cloud Intelligence System v.1.0	Shenzhen Porter Commercial Perspective Network Co., Ltd.	0319116	6-30-2010	8-6-2011
PT37 Special Area Gateway System v.1.0	Shenzhen Porter Commercial Perspective Network Co., Ltd.	0319118	12-30-2010	8-6-2011
PT37 Financing and Loan Automatic Selection System v.1.0	Shenzhen Porter Commercial Perspective Network Co., Ltd.	0319120	12-30-2010	8-6-2011
PT37 Porter Communication Platform System v.1.0	Shenzhen Porter Commercial Perspective Network Co., Ltd.	0319122	12-30-2010	8-6-2011
PT37Open Platform Software v.1.0	Shenzhen Porter Commercial Perspective Network Co., Ltd.	0319126	6-10-2010	8-6-2011
Porter Credit System Software v.1.0	Shenzhen Porter Commercial Perspective Network Co., Ltd.	0319128	6-10-2010	8-6-2011

PT37 Orienting Information System v.2.0	Shenzhen Porter Commercial Perspective Network Co., Ltd.	0319130	12-30-2010	8-6-2011
PT37 Green Online Purchase AI System v.2.0	Shenzhen Porter Commercial Perspective Network Co., Ltd.	0319132	12-30-2010	8-6-2011

We have also registered the following trademarks in China:

Mark	Registration Number	Description	Valid Period
波特	8329704	construction model	June 14, 2011-June 13, 2021
波特城	17735570	construction related	October 7, 2016- October 6, 2026
波特城	17735932	security and safeguard related	October 7, 2016- October 6, 2026
波特城	17737353	advertisement related	October 7, 2016- October 6, 2026
波特城	17737756	urban planning related	October 7, 2016- October 6, 2026
波特城	17737802	pledge and loan related	October 7, 2016- October 6, 2026
	8337584	advertisement related	July 7, 2011-July 6, 2021
	8337670	computer programming related	June 7, 2011-June 6, 2021
	8348071	advertisement related	July 7, 2011-July 6, 2021
	8348092	real estate related	August 7, 2011-August 6, 2021

We registered www.17yugo.com and www.pt37.com as our domain names on March 16, 2010 and September 16, 2008, respectively.

For the years ended December 31, 2016 and 2015, we did not incur any research and development expenses.

Our Competition

Currently in China we believe there is no mature O2O platform for vertical marketing business model or project.  Influenced by the traditional concept of consumption, traditional commercial shopping centers and E-commerce business platforms continue to be the mainstream of the regional market consumption platforms.  However, it is widely believed in China that the O2O platform has been significantly enhancing business performance of companies as compared to traditional commercial shopping centers and E-commerce business.  We expect that such traditional businesses’ dominance status will gradually be eroded by new O2O business model such as ours.

Regulation

Because all of our operating entities are located in the PRC, we are regulated by the national and local laws of the PRC. This section summarizes the major PRC regulations relating to our business.

The Telecommunications Regulations

The Telecommunications Regulations, promulgated by the PRC State Council on September 25, 2000 and amended on February 6, 2016, set out the general framework under which domestic Chinese companies such as the Company’s PRC subsidiaries and VIEs may engage in various types of telecommunications services in the PRC.  The regulations reiterate the long-standing principle that telecommunications service providers need to obtain operating licenses as a mandatory precondition to begin operation in this sector in China.  The Chinese government restricts foreign investment in Internet-related businesses.  Accordingly, we operate our Internet-related businesses in China through Portercity, our VIE operating in Shenzhen China.

Industry Catalogue Relating to Foreign Investment

The Guidance Catalogue of Industries for Foreign Investment, or the Catalogue, was promulgated and has been amended from time to time by the Ministry of Commerce and the National Development and Reform Commission. In Catalogue, Industries for foreign investment are divided into three categories: encouraged, restricted and prohibited.  Establishment of wholly foreign-owned enterprises is generally allowed in encouraged industries. Some restricted industries are limited to equity or contractual joint ventures, while in some cases Chinese partners are required to hold the majority interests in such joint ventures. In addition, restricted category projects are subject to higher-level government approvals. Foreign investors are not allowed to invest in industries in the prohibited category. Industries not listed in the Catalogue are generally open to foreign investment unless specifically restricted by other PRC regulations.

Through our subsidiaries and VIEs, we are engaged in certain industries that are classified as “restricted” or “prohibited” under the Catalogue. Pursuant to the latest Catalogue amended in March 2015, the provision of value-added telecommunications services falls in the restricted category and the percentage of foreign ownership cannot exceed 50% (excluding e-commerce).

Under PRC law, the establishment of a wholly foreign owned enterprise is subject to the approval of the Ministry of Commerce or its local counterparts and the wholly foreign owned enterprise must register with the competent industry and commerce bureau.

Foreign Investment in Value-Added Telecommunications Businesses

The Regulations for Administration of Foreign-invested Telecommunications Enterprises promulgated by the PRC State Council in December 2001 and subsequently amended in February 2016 set forth detailed requirements with respect to capitalization, investor qualifications and application procedures in connection with the establishment of a foreign-invested telecommunications enterprise. These regulations prohibit a foreign entity from owning more than 50% of the total equity interest in any value-added telecommunications service business in China and require the major foreign investor in any value-added telecommunications service business in China have a good and profitable record and operating experience in this industry.

The Measures for the Administration of Internet Information Services

The governing law for Internet information service is the Measures for the Administration of Internet Information Services, or the Internet Content Provider (“ICP”) Measures, which went into effect on September 25, 2000. Under the ICP Measures, any entity that provides information to online Internet users must obtain an operating license from Ministry of Industry and Information Technology (“MIIT”) or its local branch at the provincial level in accordance with the Telecom Regulations described above. The ICP

Measures further stipulate that entities providing online information services in areas of news, publishing, education, medicine, health, pharmaceuticals and medical equipment must obtain permission from responsible national authorities prior to applying for an operating license from MIIT or its local branch at the provincial or municipal level. Moreover, ICPs must display their operating license numbers in a conspicuous location on their websites.  ICPs must police their websites to remove categories of harmful content that are broadly defined. Currently, our VIE, Portercity holds an ICP license which was issued on March 7, 2014, expiring on March 7, 2019.

Online Privacy

Chinese law does not prohibit internet service providers from collecting and analyzing personal information from their users if the users agree to do so. The PRC government, however, has the power and authority to order internet service providers to submit personal information of an internet user if such user posts any prohibited content or engages in illegal activities on the internet.

Under the Several Provisions on Regulating the Market Order of Internet Information Services (“Order”) promulgated by the MIIT which became effective on March 15, 2012, internet service providers may not, without a user’s consent, collect the user’s personal information that can be used, alone or in combination with other information, to identify the user, and may not provide any user’s personal information to third parties without the prior consent of the user. Internet service providers may only collect users’ personal information necessary to provide their services and must expressly inform the users of the method, scope and purpose of the collection and processing of such information. They are also required to ensure the proper security of users’ personal information, and take immediate remedial measures if such information is suspected to have been inappropriately disclosed. When a User registers to our application, we require our users to accept a user agreement whereby they agree to provide certain personal information to us. We will take other measures as necessary to comply with these provisions.

ICPs are also required to establish and publish their rules relating to personal information collection or use, keep any collected information strictly confidential, and take technological and other measures to maintain the security of such information. ICP operators are required to cease any collection or use of the user personal information, and de-register the relevant user account, when a given user stops using the relevant Internet service. ICP operators are further prohibited from divulging, distorting or destroying any such personal information, or selling or providing such information unlawfully to other parties. In addition, if an ICP operator appoints an agent to undertake any marketing and technical services that involve the collection or use of personal information, the ICP operator is still required to supervise and manage the protection of the information. As to penalties, in very broad terms, the Order states that violators may face warnings, fines, and disclosure to the public and, in most severe cases, criminal liability.

Foreign Currency Exchange

Under the Foreign Currency Administration Rules promulgated in 1996 and revised in 1997, and various regulations issued by SAFE and other relevant PRC government authorities, RMB is convertible into other currencies without prior approval from SAFE only to the extent of current account items, such as trade related receipts and payments, interest and dividends and after complying with certain procedural requirements. The conversion of RMB into other currencies and remittance of the converted foreign currency outside PRC for the purpose of capital account items, such as direct equity investments, loans and repatriation of investment, requires the prior approval from SAFE or its local office. Payments for transactions that take place within China must be made in RMB. Unless otherwise approved, PRC companies must repatriate foreign currency payments received from abroad. Foreign-invested enterprises may retain foreign exchange in accounts with designated foreign exchange banks subject to a cap set by SAFE or its local office. Unless otherwise approved, domestic enterprises must convert all of their foreign currency proceeds into RMB.

On October 21, 2005, SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-raising and Reverse Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, which became effective as of November 1, 2005. According to the notice, a special purpose company, or SPV, refers to an offshore company established or indirectly controlled by PRC residents for the special purpose of carrying out financing of their assets or equity interest in PRC domestic enterprises. Prior to establishing or assuming control of an SPV, each PRC resident, whether a natural or legal person, must complete the overseas investment foreign exchange registration procedures with the relevant local SAFE branch. The notice applies retroactively. As a result, PRC residents who have established or acquired control of these SPVs that previously made onshore investments in China were required to complete the relevant overseas investment foreign exchange registration procedures by March 31, 2006. These PRC residents must also amend the registration with the relevant SAFE branch in the following circumstances: (i) the PRC residents have completed the injection of equity investment or assets of a domestic company into the SPV; (ii) the overseas funding of the SPV has been completed; (iii) there is a material change in the capital of the SPV. Under the rules, failure to comply with the foreign exchange registration procedures may result in restrictions being imposed on the foreign exchange activities of the violator, including restrictions on the payment of dividends and other distributions to its offshore parent company, and may also subject the violators to penalties under the PRC foreign exchange administration regulations.

On August 29, 2008, SAFE promulgated Circular 142 which regulates the conversion by a foreign-funded enterprise of foreign currency into RMB by restricting how the converted RMB may be used. In addition, SAFE promulgated Circular 45 on November 9, 2011 in order to clarify the application of Circular 142. Under Circular 142 and Circular 45, the RMB capital converted from foreign currency registered capital of a foreign-invested enterprise may only be used for purposes within the business scope approved by the applicable government authority and may not be used for equity investments within the PRC. In addition, SAFE strengthened its oversight of the flow and use of the RMB capital converted from foreign currency registered capital of foreign-invested enterprises. The use of such RMB capital may not be changed without SAFE’s approval, and such RMB capital may not in any case be used to repay RMB loans if the proceeds of such loans have not been used. Violations of Circular 142 and Circular 45 could result in severe penalties, such as heavy fines as set out in the relevant foreign exchange control regulations.  On July 4, 2014, SAFE promulgated SAFE Circular 36, which launched a pilot reform of the administration of the settlement of the foreign exchange capitals of foreign-invested enterprises in certain designated areas from August 4, 2014. However, SAFE Circular 36 continues to prohibit foreign-invested enterprises from directly or indirectly using the Renminbi converted from their foreign exchange capitals for purposes beyond its business scope.  On March 30, 2015, SAFE promulgated Circular 19, to expand the reform nationwide. Circular 19 will come into force and replace both Circular 142 and Circular 36 on June 1, 2015. Circular 36 allows enterprises established within the pilot areas to use their foreign exchange capitals to make equity investment and removes certain other restrictions provided under Circular 142 for these enterprises. Circular 19 will remove those restrictions for all foreign-invested enterprises established in the PRC. However, both Circular 36 and Circular 19 continue to prohibit foreign-invested enterprises from, among other things, using the Renminbi fund converted from its foreign exchange capitals for expenditure beyond its business scope, providing entrusted loans or repaying loans between non-financial enterprises.

Dividend Distributions

Under applicable PRC regulations, FIEs in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a FIE in China is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves until the accumulative amount of such reserves reach 50% of its registered capital. These reserves are not distributable as cash dividends. The board of directors of a FIE has the discretion to allocate a portion of its after-tax profits to staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation.

After-tax profits/losses with respect to the payment of dividends out of accumulated profits and the annual appropriation of after-tax profits as calculated pursuant to PRC accounting standards and regulations do not result in significant differences as compared to after-tax earnings as presented in our financial statements. However, there are certain differences between PRC accounting standards and regulations and U.S. generally accepted accounting principles, arising from different treatment of items such as amortization of intangible assets and change in fair value of contingent consideration rising from business combinations.

In addition, under the EIT Law, the Notice of the State Administration of Taxation on Negotiated Reduction of Dividends and Interest Rates, which was issued on January 29, 2008, the Arrangement between the PRC and the Hong Kong Special Administrative Region on the Avoidance of Double Taxation and Prevention of Fiscal Evasion, which became effective on December 8, 2006, and the Notice of the State Administration of Taxation Regarding Interpretation and Recognition of Beneficial Owners under Tax Treaties, which became effective on October 27, 2009, dividends from our PRC operating subsidiaries paid to us through our Hong Kong subsidiary may be subject to a withholding tax at a rate of 10%, or at a rate of 5% if our Hong Kong subsidiary is considered a “beneficial owner” that is generally engaged in substantial business activities and entitled to treaty benefits under the Arrangement between the PRC and the Hong Kong Special Administrative Region on the Avoidance of Double Taxation and Prevention of Fiscal Evasion.

Laws and Regulations Related to Employment and Labor Protection

On June 29, 2007, the National People’s Congress promulgated the Employment Contract Law of PRC (“Employment Contract Law”), which became effective as of January 1, 2008 and amended on December 28, 2012. The Employment Contract Law requires employers to provide written contracts to their employees, restricts the use of temporary workers and aims to give employees long-term job security.

Pursuant to the Employment Contract Law, employment contracts lawfully concluded prior to the implementation of the Employment Contract Law and continuing as of the date of its implementation shall continue to be performed. Where an employment relationship was established prior to the implementation of the Employment Contract Law but no written employment contract was concluded, a contract must be concluded within one month after its implementation.

On September 18, 2008, the State Council promulgated the Implementing Regulations for the PRC Employment Contract Law which came into effect immediately. These regulations interpret and supplement the provisions of the Employment Contract Law.

Our standard employment contract complies with the requirements of the Employment Contract Law and its implementing regulations. We have entered into written employment contracts with all of our employees.

Employees

As of December 31, 2016, we had a total of 41 employees, all of whom are full-time employees. The following table sets forth the number of our full-time employees by function.

Function	Number of Employees
Finance	5
Sales and Marketing	12
IT and Engineering	5
General and Administrative	19
Total	41

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision.  If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Notes Regarding Forward-Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

Risks Related to Our Business

Our independent registered auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited consolidated financial statements included in this report include an explanatory paragraph that indicates that they were prepared assuming that we would continue as a going concern.  As discussed in Note 2 to the consolidated financial statements included with this report, we had a working capital deficiency, accumulated deficit from recurring net losses incurred for the current and prior years as of December 31, 2016. These conditions raise substantial doubt about our ability to continue as a going concern.  The ability to continue as a going concern is dependent upon generating profitable operations in the future and/or obtaining the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they become due. There can be no assurance that we will be successful in its plans described above or in attracting equity or alternative financing on acceptable terms, or if at all. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Our business plan is based on a relatively new model that may not be successful and we may not successfully implement our business strategies.

Our business plan has not been examined or tested by the market. Our products and services are targeted at an emerging market and any potential increase in our revenues depends on the achievement by our current and future clients, which is a new market in the region. In addition, we cannot guarantee the full and successful implementation of our business strategies. To ensure the successful reception of our products and services by a large number of consumer manufacturing entities in China, great efforts must to be made in promotion and business partner development. However, we cannot guarantee successful promotion of our products and services and we may not be able to realize our business goals.

We may continue to incur losses in the future, and may not be able to return to profitability, which may cause the market price of our shares to decline.

We incurred a net loss of $0.2 million in 2016 and $0.4 million in 2015. We did not earn any revenue until we acquired Porter Consulting towards the end of fiscal 2016. Our ability to achieve profitability, therefore, depends on the competitiveness of our future products and services as well as our ability to control costs and to provide new products and services to meet the market demands and attract new customers. Due to the numerous risks and uncertainties associated with the development of our business, we cannot guarantee that we may be able to achieve profitability in the short-term or long-term.

The proper functioning of our online platforms is essential to our business. Any failure to maintain the satisfactory performance of our websites could materially and adversely affect our business and reputation.

The satisfactory performance, reliability and availability of our online platforms are critical to our future success and our ability to attract and retain future customers and provide quality customer service.  Any system interruptions caused by telecommunications failures, computer viruses, hacking or other attempts to harm our systems that result in the unavailability or slowdown of our website or reduced order fulfillment performance could adversely affect the daily operations of our business.  Our servers may also be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to system interruptions, website slowdown or unavailability, delays or errors in transaction processing, loss of data or the inability to accept and fulfill customer orders.  Security breaches, computer viruses and hacking attacks have become more prevalent in our industry.  We can provide no assurance that our current security mechanisms will be sufficient to protect our IT systems from any third-party intrusions, viruses or hacker attacks, information or data theft or other similar activities. Any such future occurrences could reduce customer satisfaction, damage our reputation and result in a material decrease in our revenue.

We are exposed to potential liability for information on our websites and for products and services sold through our websites and we may incur significant costs and damage to our reputation as a result of defending against such potential liability.

We provide third-party content on our websites such as their products, links to third-party websites, advertisements and content provided by customers and users of our O2O platforms.  We could be exposed to liability with respect to such third-party information. Among other things, we may face assertions that, by directly or indirectly providing such third-party content or links to other websites, we should be liable for defamation, negligence, copyright or trademark infringement, or other actions by parties providing such content or operating those websites. We may also face assertions that content on our websites, including statistics or other data we compile internally, or information contained in websites linked to our websites contains false information, errors or omissions, and users and our customers could seek damages for losses incurred as a result of their reliance upon or otherwise relating to incorrect information. We may also be subject to fines and other sanctions by the government for such incorrect information. Moreover, our relevant consolidated controlled entities, as Internet advertising service providers, are obligated under PRC laws and regulations to monitor the advertising content shown on our websites for compliance with applicable law. Violation of applicable law may result in penalties, including fines, confiscation of advertising fees, orders to cease dissemination of the offending advertisements and orders to publish advertisements correcting the misleading information. In case of serious violations, the PRC authorities may revoke the offending entities’ advertising licenses and/or business licenses.  In addition, our websites could be used as a platform for fraudulent transactions and third party products and services sold through our websites and mobile apps may be defective. The measures we take to guard against liability for third-party content, information, products and services may not be adequate to exonerate us from relevant civil and other liabilities.

Any such claims, with or without merit, could be time-consuming to defend and result in litigation and significant diversion of management’s attention and resources. Even if these claims do not result in liability to us, we could incur significant costs in investigating and defending against these claims and suffer damage to our reputation.

Regulation of the Internet industry in China, including censorship of information distributed over the Internet, may materially and adversely affect our business.

China has enacted laws, rules and regulations governing Internet access and the distribution of news, information or other content, as well as products and services, through the Internet. In the past, the PRC government has prohibited the distribution of information through the Internet that it deems to be in violation of applicable PRC laws, rules and regulations. In particular, under regulations promulgated by the State Council, the MIIT, the General Administration of Press and Publication (formerly the State Press and Publications Administration) and the Ministry of Culture, Internet content providers and Internet publishers are prohibited from posting or displaying content over the Internet that, among other things: (1) opposes the fundamental principles of the PRC constitution, (2) compromises state security, divulges state secrets, subverts state power or damages national unity, (3) disseminates rumors, disturbs social order or disrupts social stability, (4) propagates obscenity, pornography, gambling, violence, murder or fear or incites the commission of crimes, or (5) insults or slanders a third party or infringes upon the lawful right of a third party.

If any Internet content we offer through our consolidated controlled entities were deemed by the PRC government to violate any of such content restrictions, we would not be able to continue such offerings and could be subject to penalties, including confiscation of illegal revenues, fines, suspension of business and revocation of required licenses, which could have a material adverse effect on our business, financial condition and results of operations. We may also be subject to potential liability for any unlawful actions of our customers or affiliates or for content we distribute that is deemed inappropriate. It may be difficult to determine the type of content that may result in liability to us, and if we are found to be liable, we may be forced to cease operation of our websites in China.

We may not be able to manage our expansion of operations effectively.

We are in the process of developing our business in order to meet the potentially increasing demand for our future products and services, as well as capture new market opportunities. As we continue to grow, we must continue to improve our operational and financial systems, procedures and controls, increase service capacity and output, and expand, train and manage our growing employee base. In order to fund our on-going operations and our future growth, we need to have sufficient internal sources of liquidity or access to additional financing from external sources. Furthermore, our management will be required to maintain and strengthen our relationships with our customers and other third parties.  Currently, we only have 41 employees.  As a result, our continued expansion has placed, and will continue to place, significant strains on our management personnel, systems and resources. We also will need to further strengthen our internal control and compliance functions to ensure that we will be able to comply with our legal and contractual obligations and minimize our operational and compliance risks. Our current and planned operations, personnel, systems, internal procedures and controls may not be adequate to support our future growth. If we are unable to manage our growth effectively, we may not be able to take advantage of market opportunities, execute our business strategies or respond to competitive pressures.

We depend heavily on key personnel, and turnover of key employees and senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our key technical and senior management personnel, including Zonghua Chen, our Chairman, Chief Executive Officer and Chief Financial Officer. They also depend in significant part upon our ability to attract and retain additional qualified management, technical, marketing and sales and support personnel for our operations. If we lose a key employee or if a key employee fails to perform in his or her current position, or if we are not able to attract and retain skilled employees as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key employees in managing the technical, marketing and sales aspects of our business, any part of which could be harmed by further turnover.

Our holding company structure may limit the payment of dividends.

We have no direct business operations, other than our ownership of our subsidiaries. While we have no current intention of paying dividends, should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investment. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions as discussed below. If future dividends are paid in RMB, fluctuations in the exchange rate for the conversion of RMB into U.S. dollars may reduce the amount received by U.S. stockholders upon conversion of the dividend payment into U.S. dollars.

Chinese regulations currently permit the payment of dividends only out of accumulated profits as determined in accordance with Chinese accounting standards and regulations. Our subsidiaries in China are also required to set aside a portion of their after tax profits according to Chinese accounting standards and regulations to fund certain reserve funds. Currently, our subsidiaries in China are the only sources of revenues or investment holdings for the payment of dividends. If they do not accumulate sufficient profits under Chinese accounting standards and regulations to first fund certain reserve funds as required by Chinese accounting standards, we will be unable to pay any dividends.

After-tax profits/losses with respect to the payment of dividends out of accumulated profits and the annual appropriation of after-tax profits as calculated pursuant to PRC accounting standards and regulations do not result in significant differences as compared to after-tax earnings as presented in our financial statements.

However, there are certain differences between PRC accounting standards and regulations and U.S. GAAP, arising from different treatment of items such as amortization of intangible assets and change in fair value of contingent consideration rising from business combinations.

Risks Relating to our Commercial Relationship with VIEs

Mr. Zonghua Chen’s association with VIEs could pose a conflict of interest which may result in VIEs decisions that are adverse to our business.

Mr. Zonghua Chen, our Chairman, President, Chief Executive Officer, Chief Financial Officer and the beneficial owner of 5.9% of our outstanding Common Stock owns 40% of the equity interests in Portercity and its wholly owned subsidiaries, from whom we derived all of our revenue in the fiscal year ended December 31, 2016, pursuant to the Contractual Arrangements. As a result, conflicts of interest may arise from time to time and these conflicts may result in management decisions that could negatively affect our operations and potentially result in the loss of opportunities.

PRC laws and regulations governing our businesses and the validity of certain of our Contractual Arrangements are uncertain. If we are found to be in violation of such PRC laws and regulations, our business may be negatively affected and we may be forced to relinquish our interests in those operations.

PRC laws and regulations prohibit or restrict foreign ownership of companies that operate Internet information and content, Internet access, online games, mobile, value added telecommunications and certain other businesses in which we are engaged or could be deemed to be engaged.  Consequently, we conduct certain of our operations and businesses in the PRC through our VIEs. All our revenue is generated by contractually controlled and managed entity, Portercity, and its wholly owned subsidiaries.

The Contractual Arrangements give us effective control over Portercity, and its wholly owned subsidiaries and enable us to obtain substantially all of the economic benefits arising from it as well as consolidate their financial results in our results of operations. Although the structure we have adopted is consistent with longstanding industry practice, and is commonly adopted by comparable companies in China, the PRC government may not agree that these arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future.

In the opinion of Guang Dong LianRui Law Firm, our PRC counsel, the ownership structures of our wholly-foreign owned enterprise and our VIEs in China do not and will not violate any applicable PRC law, regulation or rule currently in effect; and the contractual arrangements between our material wholly-foreign owned enterprise, our material variable interest entity and their respective equity holders governed by PRC law are valid, binding and enforceable in accordance with their terms and applicable PRC laws and regulations currently in effect and will not violate any applicable PRC law, rule or regulation currently in effect. However, Guang Dong LianRui Law Firm has also advised us that there are substantial uncertainties regarding the interpretation and application of current PRC laws, rules and regulations. Accordingly, the PRC regulatory authorities and PRC courts may in the future take a view that is contrary to the opinion of our PRC legal counsel.

Uni Line Corp., PGL, PPBGL and Qianhai Porter are considered foreign investors or foreign invested enterprises under PRC law. As a result, Uni Line Corp., PGL, PPBGL and Qianhai Porter are subject to certain limitations under PRC law on foreign ownership of Chinese companies. These laws and regulations are relatively new and may be subject to change, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

The PRC government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business and other licenses and requiring actions necessary for compliance. In particular, licenses and permits issued or granted to us by relevant governmental bodies may be revoked at a later time by higher regulatory bodies. We cannot predict the effect of the interpretation of existing or new

PRC laws or regulations on our businesses. We cannot assure you that our current ownership and operating structure would not be found in violation of any current or future PRC laws or regulations. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. If the imposition of any of these government actions causes us to lose our right to direct the activities of any of our VIEs or otherwise separate from them and if we are not able to restructure our ownership structure and operations in a satisfactory manner, we would no longer be able to consolidate the financial results of our VIEs in our consolidated financial statements. Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations.

Our arrangements with the VIEs and their shareholders may be subject to scrutiny by the PRC tax authorities. Any adjustment of related party transaction pricing could lead to additional taxes, and therefore which could have an adverse effect on our income and expenses.

The tax regime in China is rapidly evolving and there is significant uncertainty for taxpayers in China as PRC tax laws may be interpreted in significantly different ways. The PRC tax authorities may assert that we or our subsidiaries or VIEs or their equity holders owe and/or are required to pay additional taxes on previous or future revenue or income. In particular, under applicable PRC laws, rules and regulations, arrangements and transactions among related parties, such as the contractual arrangements with our VIEs, may be subject to audit or challenge by the PRC tax authorities. We could face material and adverse tax consequences if the PRC tax authorities determine that our agreements with the VIEs and their shareholders were not entered into based on arm’s length negotiations. As a result, they may adjust our income and expenses for PRC tax purposes in the form of a transfer pricing adjustment. Such an adjustment may require that we pay additional PRC taxes plus applicable penalties and interest, if any.

Substantial uncertainties exist with respect to the enactment timetable, interpretation and implementation of draft PRC Foreign Investment Law.

The Ministry of Commerce in China (“MOFCOM”) published a discussion draft of the proposed Foreign Investment Law in January 2015 aiming to, upon its enactment, replace the major existing laws and regulations governing foreign investment in China.  While the MOFCOM solicited comments on this draft, substantial uncertainties exist with respect to its enactment timetable, interpretation and implementation. The draft Foreign Investment Law, if enacted as proposed, may materially impact the entire legal framework regulating foreign investments in China.

Among other things, the draft Foreign Investment Law purports to introduce the principle of “actual control” in determining whether a company is considered a foreign invested enterprise, or an FIE. The draft Foreign Investment Law specifically provides that entities established in China but “controlled” by foreign investors will be treated as FIEs, whereas an entity organized in a foreign jurisdiction, but cleared by the MOFCOM as “controlled” by PRC entities and/or citizens, would nonetheless be treated as a PRC domestic entity for investment in the “restriction category” on the “negative list.” In this connection, “control” is broadly defined in the draft law to cover any of the following summarized categories:

•                          holding 50% or more of the voting rights or similar equity interest of the subject entity;

•                          holding less than 50% of the voting rights or similar equity interest of the subject entity but having the power to directly or indirectly appoint or otherwise secure at least 50% of the seats on the board or other equivalent decision making bodies, or having the voting power to materially influence the board, the shareholders’ meeting or other equivalent decision making bodies; or

•                          having the power to exert decisive influence, via contractual or trust arrangements, over the subject entity’s operations, financial, staffing and technology matters.

Once an entity is determined to be an FIE, and its investment amount exceeds certain thresholds or its business operation falls within a “negative list” purported to be separately issued by the State Council in the future, market entry clearance by the MOFCOM or its local counterparts would be required.

The “variable interest entity” structure, or VIE structure, has been adopted by many PRC-based companies, including us, to obtain necessary licenses and permits in the industries that are currently subject to foreign investment restrictions in China. Under the draft Foreign Investment Law, variable interest entities that are controlled via contractual arrangements would also be deemed as FIEs, if they are ultimately “controlled” by foreign investors. For any companies with a VIE structure in an industry category that is in the “restriction category” on the “negative list,” the existing VIE structure may be deemed legitimate only if the ultimate controlling person(s) is/are of PRC nationality (either PRC state owned enterprises or agencies, or PRC citizens). Conversely, if the actual controlling person(s) is/are of foreign nationalities, then the variable interest entities will be treated as FIEs and any operation in the industry category on the “negative list” without market entry clearance may be considered as illegal.

Based on the definition of “control” in the draft Foreign Investment Law as currently proposed, we believe that there are strong basis for a determination that we and our VIEs is ultimately controlled by PRC citizens for the following reasons:

•                          After the Reverse Merger is consummated, the shareholders of PGL own approximately 98.4% of our company;

•                          Two of the shareholders of PGL are PRC citizens or nationals. The remaining shareholders of PGL are companies formed in the Republic of Seychelles, however, their shareholders are also PRC citizens or nationals;

•                          Because PGL indirectly controls Qianhai Porter which, in turn, via a series of VIE Agreements, has the right to appoint the Chairman and directors of Portercity, Qianhai Porter effectively controls the board and all management decisions of Portercity. Effectively, Qianhai Porter also has the power to exert decisive influence over the operations, financial, staffing and technology matters of Portercity and its wholly-owned subsidiaries.

However, there are significant uncertainties as to how the control status of our company, our VIEs and our equity investees with a VIE structure would be determined under the enacted version of the Foreign Investment Law. In addition, it is uncertain whether any of the businesses that we currently operate or plan to operate in the future through our consolidated entities and the businesses operated by our equity investees with a VIE structure would be on the to-be-issued “negative list” and therefore be subject to any foreign investment restrictions or prohibitions. We also face uncertainties as to whether the enacted version of the Foreign Investment Law and the final “negative list” would mandate further actions, such as MOFCOM market entry clearance, to be completed by companies with existing VIE structure and whether such clearance can be timely obtained, or at all. If we or our equity investees with a VIE structure were not considered as ultimately controlled by PRC domestic investors under the enacted version of the Foreign Investment Law, further actions required to be taken by us or such equity investees under the enacted Foreign Investment Law may materially and adversely affect our business and financial condition.

In addition, our corporate governance practice may be materially impacted and our compliance costs could increase if we were not considered as ultimately controlled by PRC domestic investors under the enacted version of the Foreign Investment Law. For instance, the draft Foreign Investment Law as proposed purports to impose stringent ad hoc and periodic information reporting requirements on foreign investors and the applicable FIEs. Aside from investment implementation report and investment amendment report that would be required for each investment and alteration of investment specifics, a prospectus would be mandatory, and large foreign investors meeting certain criteria would be required to report on a quarterly basis. Any company found to be non-compliant with these information reporting obligations could potentially be subject to fines and/or administrative or criminal liabilities, and the persons directly responsible could be subject to criminal liabilities.

Our contractual arrangements may not be as effective in providing control over the variable interest entities as direct ownership.

We rely on contractual arrangements with our VIEs to operate our electronic platform in China and other businesses in which foreign investment is restricted or prohibited. These contractual arrangements may not be as effective as direct ownership in providing us with control over our VIEs.

If we had direct ownership of the VIEs, we would be able to exercise our rights as an equity holder directly to effect changes in the boards of directors of the entity, which could effect changes at the management and operational level. Under our contractual arrangements, we would be able to change the members of the boards of directors of the entity only by exclusively exercising the equity holders’ voting rights and would have to rely on the variable interest entity and the variable interest entity equity holders to perform their obligations in the contractual arrangements in order to exercise our control over the variable interest entity. The variable interest entity equity holders may have conflicts of interest with us or our shareholders, and they may not act in the best interests of our company or may not perform their obligations under these contracts. For example, our VIEs and their equity holders could breach their contractual arrangements with us by, among other things, failing to conduct their operations, including maintaining our website and using our domain names and trademarks which the relevant variable interest entity has exclusive rights to use, in an acceptable manner or taking other actions that are detrimental to our interests. Pursuant to the call option, we may replace the equity holders of the VIEs at any time pursuant to the contractual arrangements. However, if any equity holder is uncooperative and any dispute relating to these contracts or the replacement of the equity holders remains unresolved, we will have to enforce our rights under the contractual arrangements through the operations of PRC law and arbitral or judicial agencies, which may be costly and time-consuming and will be subject to uncertainties in the PRC legal system. See “Any failure by our VIEs or their equity holders to perform their obligations under the contractual arrangements would have a material adverse effect on our business, financial condition and results of operations.” Consequently, the contractual arrangements may not be as effective in ensuring our control over the relevant portion of our business operations as direct ownership.

Any failure by our VIEs or their equity holders to perform their obligations under the contractual arrangements would have a material adverse effect on our business, financial condition and results of operations.

If our VIEs or their equity holders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. Although we have entered into an option agreement in relation to our variable interest entity, which provides that we may exercise an option to acquire, or nominate a person to acquire, ownership of the equity in that entity or, in some cases, its assets, to the extent permitted by applicable PRC laws, rules and regulations, the exercise of the option is subject to the review and approval of the relevant PRC governmental authorities. We have also entered into an equity interest pledge agreement with respect to the variable interest entity to secure certain obligations of such VIES or their equity holders to us under the contractual arrangements. However, the enforcement of such agreement through arbitral or judicial agencies may be costly and time-consuming and will be subject to uncertainties in the PRC legal system. Moreover, our remedies under the equity pledge agreement are primarily intended to help us collect debts owed to us by the variable interest entity equity holders under the contractual arrangements and may not help us in acquiring the assets or equity of the variable interest entity.

The contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration or court proceedings in China. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. Moreover, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a variable interest entity should be interpreted or enforced under PRC law, and as a result it may be difficult to predict how an arbitration panel or court would view such contractual arrangements. As a result, uncertainties in the PRC legal system could limit our ability to enforce the contractual arrangements. Under PRC law, if the losing parties fail to carry out the arbitration awards or court judgments within a prescribed time limit, the prevailing parties may only enforce the arbitration awards or court judgments in PRC courts, which would require additional expense and delay. In the event we are unable to enforce the contractual arrangements, we may not be able to exert effective control over the variable interest entities, and our ability to conduct our business, as well as our financial condition and results of operations, may be materially and adversely affected.

We may lose the ability to use, or otherwise benefit from, the ICP license held by our VIEs, which could severely disrupt our business, render us unable to conduct some or all of our business operations and constrain our growth.

Our VIE, Portercity, holds an ICP license that is necessary for our business operations, to which foreign investments are typically restricted or prohibited under applicable PRC law. The contractual arrangements contain terms that specifically obligate variable interest entity equity holders to ensure the valid existence of the variable interest entities and restrict the disposal of material assets of the variable interest entities. However, in the event the variable interest entity equity holders breach the terms of these contractual arrangements and voluntarily liquidate any of our VIEs or any of our VIEs declares bankruptcy and all or part of its assets become subject to liens or rights of third-party creditors, or are otherwise disposed of without our consent, we may be unable to conduct some or all of our business operations or otherwise benefit from the assets held by the variable interest entity, which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, if our variable interest entity undergoes a voluntary or involuntary liquidation proceeding, its equity holders or unrelated third-party creditors may claim rights to some or all of the assets of such variable interest entity, thereby hindering our ability to operate our business as well as constrain our growth.

Risk Related to Doing Business in China

Changes in the economic and political policies of the PRC government could have a material and adverse effect on our business and operations.

We conduct substantially all our business operations in China. Accordingly, our results of operations, financial condition and prospects are significantly dependent on economic and political developments in China. China’s economy differs from the economies of developed countries in many aspects, including the level of development, growth rate and degree of government control over foreign exchange and allocation of resources. While China’s economy has experienced significant growth in the past 30 years, the growth has been uneven across different regions and periods and among various economic sectors in China. We cannot assure you that China’s economy will continue to grow, or that if there is growth, such growth will be steady and uniform, or that if there is a slowdown, such slowdown will not have a negative effect on its business and results of operations.

The PRC government exercises significant control over China. Accordingly, our results of operations, financial condition and prospects are significantly dependent on economic and political developments in China. Certain measures adopted by the PRC government may restrict loans to certain industries, such as changes in the statutory deposit reserve ratio and lending guidelines for commercial banks by the People’s Bank of China. These current and future government actions could materially affect our liquidity, access to capital, and ability to operate our business.

The global financial markets experienced significant disruptions in 2008 and the United States, Europe and other economies went into recession. Since 2012, growth of the Chinese economy has slowed down. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall PRC economy but may also have a negative effect on us. Our financial condition and results of operation could be materially and adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. In addition, any stimulus measures designed to boost the Chinese economy, may contribute to higher inflation, which could adversely affect our results of operations and financial condition. See “—Future inflation in China may inhibit our ability to conduct business in China.”

Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us.

We conduct substantially all of our business through our operating subsidiary and VIEs in the PRC. Our operating subsidiary and VIEs are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to FIEs. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations, and rules are not always uniform, and enforcement of these laws, regulations, and rules involve uncertainties, which may limit legal protections available to you and us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. In addition, all of our executive officers and most of our directors are residents of China and not of the United States, and substantially all the assets of these persons are located outside the United States. As a result, it could be difficult for investors to affect service of process in the United States or to enforce a judgment obtained in the United States against our Chinese operations and subsidiaries.

You may have difficulty enforcing judgments against us.

Most of our assets are located outside of the United States and most of our current operations are conducted in the PRC. In addition, all of our directors and officers are nationals and residents of countries other than the United States. A substantial portion of the assets of these persons is located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce in U.S. courts judgments on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, most of whom are not residents in the United States and the substantial majority of whose assets are located outside of the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts. Our counsel as to PRC law has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. Courts in China may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other arrangements that provide for the reciprocal recognition and enforcement of foreign judgments with the United States. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates basic principles of PRC law or national sovereignty, security, or the public interest. So, it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States.

The PRC government exerts substantial influence over the manner in which we must conduct our business activities.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property, and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations.

The PRC government extensively regulates the internet industry, including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the internet industry. These internet-related laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainties. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be in violation of applicable laws and regulations.

We only have contractual control over our website. We do not directly own the website due to the restriction of foreign investment in businesses providing value-added telecommunication services in China, including internet information provision services. This may significantly disrupt our business, subject us to sanctions, compromise enforceability of related contractual arrangements, or have other harmful effects on us.

The evolving PRC regulatory system for the internet industry may lead to the establishment of new regulatory agencies. For example, in May 2011, the State Council announced the establishment of a new department, the State Internet Information Office (with the involvement of the State Council Information Office, the MITT, and the Ministry of Public Security). The primary role of this new agency is to facilitate the policy-making and legislative development in this field, to direct and coordinate with the relevant departments in connection with online content administration and to deal with cross-ministry regulatory matters in relation to the internet industry.

The interpretation and application of existing PRC laws, regulations and policies and possible new laws, regulations or policies relating to the internet industry have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, internet businesses in China, including our business. We cannot assure you that we have obtained all the permits or licenses required for conducting our business in China or will be able to maintain our existing licenses or obtain new ones. If the PRC government considers that we were operating without the proper approvals, licenses or permits or promulgates new laws and regulations that require additional approvals or licenses or imposes additional restrictions on the operation of any part of our business, it has the power, among other things, to levy fines, confiscate our income, revoke our business licenses, and require us to discontinue our relevant business or impose restrictions on the affected portion of our business. Any of these actions by the PRC government may have a material adverse effect on our business and results of operations.

The enforcement of the PRC labor contract law may materially increase our costs and decrease our net income.

China adopted a new Labor Contract Law, effective on January 1, 2008, and issued its implementation rules, effective on September 18, 2008. The Labor Contract Law and related rules and regulations impose more stringent requirements on employers with regard to, among others, minimum wages, severance payment and non-fixed-term employment contracts, time limits for probation periods, as well as the duration and the times that an employee can be placed on a fixed-term employment contract. Due to the limited period of effectiveness of the Labor Contract Law and its implementation rules and regulations, and the lack of clarity with respect to their implementation and potential penalties and fines, it is uncertain how they will impact our current employment policies and practices. In particular, compliance with the Labor Contract Law and its implementation rules and regulations may increase our operating expenses. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the Labor Contract Law and its implementation rules and regulations may also limit our ability to effect those changes in a manner that we believe to be cost-effective or desirable, and could result in a material decrease in our profitability.

Future inflation in China may inhibit our ability to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation. During the past ten years, the rate of inflation in China has been as high as 5.9% and as low as -0.8%. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products and our company.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

Currently, all of our revenues are settled in RMB, and any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including primarily the restriction that FIEs may only buy, sell or remit foreign currencies after providing valid commercial documents, at those banks in China authorized to conduct foreign exchange business. In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of our ordinary shares will be indirectly affected by the foreign exchange rate between the U.S. dollar and RMB and between those currencies and other currencies in which our sales may be denominated. Appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars, as well as earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.

Since July 2005, the RMB has no longer been pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

Restrictions under PRC law on our PRC subsidiaries’ ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our business.

Substantially all of our revenues are earned by our PRC subsidiaries and VIEs. However, PRC regulations restrict the ability of our PRC subsidiary to make dividends and other payments to their offshore parent companies. PRC legal restrictions permit payments of dividends by our PRC subsidiary only out of their accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiary is also required under PRC laws and regulations to allocate at least 10% of its annual after-tax profits determined in accordance with PRC generally accepted accounting principles to a statutory general reserve fund until the amounts in said fund reaches 50% of its registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances, or cash dividends. Any limitations on the ability of our PRC subsidiary to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.

We are required under PRC laws and regulations to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. Although we have made contributions to some employee benefit plans, such as social security plans, we may have not made adequate employee benefit payments required by PRC regulations. We may be required to make up the contributions for these plans as well as pay late fees and fines. If we are subject to late fees or fines in relation to the underpaid employee benefits, our financial condition and results of operations may be adversely affected.

Heightened scrutiny of acquisition transactions by PRC tax authorities may have a negative impact on Chinese company’s business operations and its acquisition strategy.

Pursuant to the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, or SAT Circular 698, effective on January 1, 2008, and the Announcement on Several Issues Related to Enterprise Income Tax for Indirect Asset Transfer by Non-PRC Resident Enterprises, or SAT Announcement 7, effective on February 3, 2015, issued by the State Administration of Taxation (“SAT”), if a non-resident enterprise transfers the equity interests of or similar rights or interests in overseas companies which directly or indirectly own PRC taxable assets through an arrangement without a reasonable commercial purpose, but rather to avoid PRC corporate income tax, the transaction will be re-characterized and treated as a direct transfer of PRC taxable assets subject to PRC corporate income tax. SAT Announcement 7 specifies certain factors that should be considered in determining whether an indirect transfer has a reasonable commercial purpose. However, as SAT Announcement 7 is newly issued, there is uncertainty as to the application of SAT Announcement 7 and the interpretation of the term “reasonable commercial purpose.”

Under SAT Announcement 7, the entity which has the obligation to pay the consideration for the transfer to the transferring shareholders has the obligation to withhold any PRC corporate income tax that is due. If the transferring shareholders do not pay corporate income tax that is due for a transfer and the entity which has the obligation to pay the consideration does not withhold the tax due, the PRC tax authorities may impose a penalty on the entity that so fails to withhold, which may be relieved or exempted from the withholding obligation and any resulting penalty under certain circumstances if it reports such transfer to the PRC tax authorities.

Although SAT Announcement 7 is generally effective as of February 3, 2015, it also applies to cases where the PRC tax treatment of a transaction that took place prior to its effectiveness has not yet been finally settled. As a result, SAT Announcement 7 could be determined by PRC tax authorities to be applicable to the historical reorganization, and it is possible that these transactions could be determined by PRC tax authorities to lack a reasonable commercial purpose. As a result, the transfer of shares by certain shareholders to other parties could be subject to corporate income tax of up to 10% on capital gains generated from such transfers, and PRC tax authorities could impose tax obligations on the transferring shareholders or subject us to penalty if the transferring shareholders do not pay such obligations and withhold such tax.

SAT Announcement 7 and its interpretation by relevant PRC authorities clarify that an exemption provided by SAT Circular 698 for transfers of shares in a publicly-traded entity that is listed overseas is available if the purchase of the shares and the sale of the shares both take place in open-market transactions. However, if a shareholder of an entity that is listed overseas purchases shares in the open market and sells them in a private transaction, or vice-versa, PRC tax authorities might deem such a transfer to be subject to SAT Circular 698 and SAT Announcement 7, which could subject such shareholder to additional reporting obligations or tax burdens. Accordingly, if a holder of the Company’s ordinary shares purchases such ordinary shares in the open market and sells them in a private transaction, or vice-versa, and fails to comply with SAT Circular 698 or SAT Announcement 7, the PRC tax authorities may take actions, including requesting to provide assistance for their investigation or impose a penalty on it, which could have a negative impact on the company’s business operations.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption laws, and any determination that we violated these laws could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute, for the purpose of obtaining or retaining business. We have operations, agreements with third parties, and make most of our sales in China. The PRC also strictly prohibits bribery of government officials. Our activities in China create the risk of unauthorized payments or offers of payments by the employees, consultants, sales agents, or distributors of our Company, even though they may not always be subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents, or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the U.S. government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation and could result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China, particularly companies like us which have completed so-called reverse merger transactions, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our Company, our business and our stock price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from growing our company.

The disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC. Accordingly, our public disclosure should be reviewed in light of the fact that no governmental agency that is located in China where substantially all of our operations and business are located have conducted any due diligence on our operations or reviewed or cleared any of our disclosure.

We are regulated by the SEC and our reports and other filings with the SEC are subject to SEC review in accordance with the rules and regulations promulgated by the SEC under the Securities Act and the Exchange Act. Unlike public reporting companies whose operations are located primarily in the United

States, however, substantially all of our operations are located in China. Since substantially all of our operations and business takes place in China, it may be more difficult for the staff of the SEC to overcome the geographic and cultural obstacles that are present when reviewing our disclosure. These same obstacles are not present for similar companies whose operations or business take place entirely or primarily in the United States. Furthermore, our SEC reports and other disclosure and public pronouncements are not subject to the review or scrutiny of any PRC regulatory authority. For example, the disclosure in our SEC reports and other filings are not subject to the review of the China Securities Regulatory Commission, a PRC regulator that is tasked with oversight of the capital markets in China. Accordingly, you should review our SEC reports, filings and our other public pronouncements with the understanding that no local regulator has done any due diligence on our company and with the understanding that none of our SEC reports, other filings or any of our other public pronouncements has been reviewed or otherwise been scrutinized by any local regulator.

Risks Related to the Market for our Common Stock

Our common stock is quoted on the OTCQB market, which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTCQB market. The OTCQB market is a significantly more limited market than the New York Stock Exchange or NASDAQ. The quotation of our shares on the OTCQB may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future. We plan to list our common stock as soon as practicable. However, we cannot assure you that we will be able to meet the initial listing standards of any stock exchange, or that we will be able to maintain any such listing.

We are subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our common stock is a “penny stock” and is subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market, thus possibly making it more difficult for us to raise additional capital.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to “emerging growth companies” will make our common shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an “emerging growth company,” we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” until 2019, although circumstances could cause us to lose that status earlier, including if we become a large accelerated filer or if we have issued an aggregate of $1 billion in non-convertible debt during the preceding 3 years.  We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and the price of our common stock may be more volatile.

We do not intend to pay dividends for the foreseeable future.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board deems relevant.

If we fail to maintain effective internal controls, we may not be able to accurately report our financial results or prevent fraud, and our business, financial condition, results of operations and reputation could be materially and adversely affected.

We will become a public company upon completion of the Reverse Merger and our internal control will be essential to the integrity of our business and financial results. Our public reporting obligations are expected to place a strain on our management, operational and financial resources and systems in the foreseeable future. In preparation for this Reverse Merger, we have implemented measures to enhance our internal controls, and plan to take steps to further improve our internal controls. If we encounter difficulties in improving our internal controls and management information systems, we may incur additional costs and management time in meeting our improvement goals. We cannot assure you that the measures taken to improve our internal controls will be effective. If we fail to maintain effective internal controls in the future, our business, financial condition, results of operations and reputation may be materially and adversely affected.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including SOX and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Proceedings instituted by the SEC against certain PRC-based accounting firms could result in financial statements being determined to not be in compliance with the requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

On December 3, 2012, the SEC issued an order instituting administrative proceedings against five of the largest global public accounting firms relating to work performed in the PRC and such firms’ failure to provide audit work papers to the SEC in this regard. Our independent registered public accounting firm is not one of the accounting firms referenced in the order. On January 22, 2014, an initial administrative law decision was issued, censuring the five accounting firms and suspending four of the five firms from practicing before the SEC for a period of six months. On February 12, 2014, four of these PRC-based accounting firms appealed to the SEC against this decision. In February 2015, each of the four PRC-based accounting firms agreed to a censure and to pay a fine to the SEC to settle the dispute and avoid suspension of their ability to practice before the SEC. The settlement requires the firms to follow detailed procedures to seek to provide the SEC with access to Chinese firms’ audit documents via the China Securities Regulatory Commission. If the firms do not follow these procedures, the SEC could impose penalties such as suspensions, or it could restart the administrative proceedings.

In the event that the SEC restarts the administrative proceedings, depending upon the final outcome, listed companies in the United States with major PRC operations may find it difficult or impossible to retain auditors in respect of their operations in the PRC, which could result in financial statements being determined to not be in compliance with the requirements of the Exchange Act, including possible delisting. Moreover, any negative news about the proceedings against these audit firms may cause investor uncertainty regarding China-based, United States-listed companies and the market price of our shares may be adversely affected.

If our independent registered public accounting firm was denied, temporarily, the ability to practice before the SEC and we were unable to timely find another registered public accounting firm to audit and issue an opinion on our financial statements, our financial statements could be determined to not be in compliance with the requirements of the Exchange Act.

Provisions in our charter documents and under Nevada law could discourage a takeover that stockholders may consider favorable.

Provisions in our articles of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in our management. Our board of directors has the right to determine the authorized number of directors.  In addition, we are authorized to issue up to 250,000,000 shares of preferred stock, in one or more classes or series as may be determined by our board of directors. The issuance of shares of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Overview

We are a holding company that, through our wholly-owned subsidiaries, Porter Group Limited, a Republic of Seychelles company (“PGL”), Porter Perspective Business Group Limited, a Hong Kong company (“PPBGL”) and Shenzhen Qianhai Porter Industrial Co., Ltd., a People’s Republic of China company (“Qianhai Porter) and our contractually controlled and managed companies in the People’s Republic of China, Shenzhen Portercity Investment Management Co. Ltd. (“Portercity”), Shenzhen Porter Warehouse E-Commerce Co. Ltd. (“Porter E-Commerce”); Shenzhen Yihuilian Information Consulting Co. Ltd. (“Porter Consulting”); and Shenzhen Porter Commercial Perspective Network Co. Ltd. (“Porter Commercial”), focuses our business as an innovative O2O (Online to Offline) business platform operator covering both online E-commerce and offline commercial chain entity of three-dimensional synchronous operation together with integrated comprehensive services for consumer manufacturing enterprises. Currently, we via Porter Consulting promote the payment service of a third-party payment service provider to merchants in Shenzhen and in return share a portion of the processing fees earned by the third-party payment service provider as commission.

Due to PRC legal restrictions on foreign ownership and investment in, among other areas, value-added telecommunications services, which include internet content providers, or ICPs, we, similar to all other entities with foreign-incorporated holding company structures operating in our industry in China, have to operate our internet businesses and other businesses in which foreign investment is restricted or prohibited in the PRC through wholly foreign-owned enterprises, majority-owned entities and variable interest entities.

Accordingly, we plan to continue operating our current business in China through our VIES, Portercity and its wholly owned subsidiaries, namely Porter E-Commerce, Porter Consulting and Porter Commercial.  Our revenue was $43,221 and $nil for the years ended December 31, 2016 and 2015, respectively.  Our net loss for the years ended December 31, 2016 and 2015 was $213,589 and $447,067, respectively.

Principal Factors Affecting Financial Performance

We believe that our operating and business performance is driven by various factors that affect the O2O industry, including trends affecting the Internet industry and trends affecting the customer bases that we target, as well as general macroeconomic factors. Key factors that may affect our future performance include:

•                  Economic growth in China and in the PRC O2O market:  We currently conduct substantially all of our business and operations in China. Accordingly, our results of operations have been, and are expected to continue to be, affected by the general performance of Chinese economy.   The enhanced living standards and increased disposable income that has resulted from the vibrant economic growth has driven the rapid development of online and offline business in recent years.  As an innovative O2O business platform operator, our financial results have also been and will continue to be affected by the performance of this industry in China.

•                  Growth in China’s Internet and online marketing sectors: A significant part of our business is related to online services. As such, our results of operations are heavily dependent on the successful and continued development of China’s Internet and online business sectors. The Internet has emerged as an increasingly attractive and cost-effective advertising channel in China, especially as the number of Internet users, disposable income of urban households and network infrastructure in China have increased.

•                  PRC regulations affecting the Internet and online marketing industries: The Internet and online business industries in China are heavily regulated. PRC laws, rules and regulations cover virtually every aspect of these industries, including entry into the industry, the scope of permissible business activities and foreign investment. The PRC government also exercises considerable direct and indirect influence over these industries by imposing industry policies and other economic measures.  Many of these regulations have recently been implemented and are expected to be refined and adjusted over time. The PRC government also regulates Internet access and the distribution of news, information or other content, as well as products and services, through the Internet.  Political, economic and social factors may also lead to further policy refinement and adjustments. The imposition of new laws and regulations, or changes to current laws and regulations, could have a material impact on our business, financial condition and results of operations.

Results of Operations of PGL

As of December 31, 2016, we had incurred losses resulting in an accumulated deficit of $1,524,780, and we currently have net working capital deficit of $531,125. Our ability to continue as a going concern is dependent upon generating profitable operations in the future and/or obtaining the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they become due. There can be no assurance that we will be successful in its plans described above or in attracting equity or alternative financing on acceptable terms, or if at all.

These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Comparison of Years Ended December 31, 2016 and 2015

The following table sets forth key components of our results of operations during the years ended December 31, 2016 and 2015, both in dollars and as a percentage of our revenue.

	Years Ended December 31,
	2016		2015
	Amount	% of Revenue	Amount	% of Revenue
Revenue	$43,221	100.0	$—	—
Cost of revenue	(31,455)	(72.8)	—	—
Gross profit	11,766	27.2	—	—
Operating expenses
General and administrative expenses	(223,878)	(518.0)	(446,539)	—
Loss from operations	(212,112)	(490.8)	(446,539)	—
Other income (expense)	1,258	2.9	(528)	—
Loss before income taxes	(210,854)	(487.9)	(447,067)	—
Income tax expense	(2,735)	(6.3)	—	—
Net loss	$(213,589)	(494.2)	$(447,067)	—

Revenue. Currently, we through Porter Consulting promote the payment service of a third-party payment service provider to merchants in Shenzhen and in return share a portion of the processing fees earned by the third-party payment service provider as commission. Our revenue was $43,221 for the year ended December 31, 2016, compared to $nil for the year ended December 31, 2015. Porter Consulting became a wholly-owned subsidiary of Portercity towards the end of fiscal 2016.

Cost of revenue.  Our cost of revenue mainly includes fees paid to our sales agents. Our cost of revenue was $31,455 for the year ended December 31, 2016 from $nil for the year ended December 31, 2015.

Gross profit and gross margin. Our gross profit was $11,766 for the year ended December 31, 2016 from $nil for the year ended December 31, 2015. Gross profit as a percentage of revenue (gross margin) was 27.2% for the year ended December 31, 2016.

General and administrative expenses. Our general and administrative expenses consist primarily of compensation and benefits to our general management, finance and administrative staff, professional fees and other expenses incurred in connection with general operations. Our general and administrative expenses decreased by $222,661, or 49.9%, to $223,878 for the year ended December 31, 2016, from $446,539 for the year ended December 31, 2015. Such decrease was due to that we streamlined our administrative headcount in 2016.

Net income. As a result of the cumulative effect of the factors described above, our net loss decreased by $233,478, or 52.2%, to $213,589 for the year ended December 31, 2016 from $447,067 for the year ended December 31, 2015.

Liquidity and Capital Resources

As of December 31, 2016, we had cash and cash equivalents of $1,018,313. To date, we have financed our operations primarily through borrowings from our stockholders and related parties.

Going Concern Uncertainties

Our continuation as a going concern is dependent upon improving our profitability and the continuing financial support from our stockholders. Our sources of capital in the past have included borrowings from our stockholders and related parties. While we believe that our existing shareholders will continue to provide the additional cash to meet our obligations as they become due, there can be no assurance that we will be able to raise such additional capital resources on satisfactory terms. We believe that our current cash and financing from our existing stockholders are adequate to support operations for at least the next 12 months.

The following table provides detailed information about our net cash flow for all financial statement periods presented in this report:

Cash Flow

	Years Ended December 31,
	2016	2015
Net cash used in operating activities	$(241,335)	$(471,560)
Net cash (used in) provided by investing activities	(158,788)	184,373
Net cash provided by financing activities	1,451,700	285,292
Effect of exchange rates on cash	(43,483)	(632)
Net increase (decrease) in cash and cash equivalents	1,008,094	(2,527)
Cash and cash equivalents at beginning of year	10,219	12,746
Cash and cash equivalent at end of year	$1,018,313	$10,219

Operating Activities

Net cash used in operating activities was $241,335 for the year ended December 31, 2016, as compared to $471,560 net cash used in operating activities for the year ended December 31, 2015. The decrease in net cash used in operating activities was mainly due to our net loss decreased by $233,478 for the year ended December 31, 2016.

Investing Activities

Net cash used used in activities for the year ended December 31, 2016 was $158,788, as compared to $184,373 net cash provided by investing activities for the year ended December 31, 2015. The increase in net cash used in investing activities was mainly attributable to purchase of short- term investments of $180,661 and repayment to related parties for the year ended December 31, 2016.

Financing Activities

Net cash provided by financing for the year ended December 31, 2016 was $1,451,700, as compared to $285,292 net cash provided by financing activities for the year ended December 31, 2015. The increase of net cash provided by financing activities was mainly attributable to proceeds from issuance of share capital of $725,000 and advances from related parties of $726,700 in 2016.

Contractual Obligations and Commercial Commitments

We had the following contractual obligations and commercial commitments as of December 31, 2016:

Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
	$	$	$	$	$
Amounts due to related parties	1,907,684	1,907,684	—	—	—
Other payables	116,067	116,067	—	—	—
TOTAL	2,023,751	2,023,751	—	—	—

We believe that our current cash and financing from our existing stockholders are adequate to support operations for at least the next 12 months. We may, however, in the future, require additional cash resources due to changed business conditions, implementation of our strategy to expand our business or other investments or acquisitions we may decide to pursue. If our own financial resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

Capital Expenditures

We did not incur any capital expenditures in fiscals 2016 and 2015.

Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future. However, our management will closely monitor price changes in our industry and continually maintain effective cost control in operations.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Seasonality

Our operating results and operating cash flows historically have not been subject to significant seasonal variations. This pattern may change, however, as a result of new market opportunities or new product introductions.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial condition and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

Basis of Presentation

The consolidated financial statements have been prepared in accordance with United States of America generally accepted accounting principles (“U.S. GAAP”).

Use of Estimates

The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, costs and expenses, and related disclosures. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Basis of Consolidation

The consolidated financial statements include the accounts of PGL and its subsidiaries and consolidated VIEs. All intercompany transactions and balances are eliminated.

VIE Consolidation

The Porter Group’s VIEs are wholly owned by Mr. Zonghua Chen and Ms. Xiaomei Xiong as nominee shareholders. For consolidated VIEs, management made evaluations of the relationships between the Porter Group and the VIEs and the economic benefit flow of contractual arrangements with the VIEs. In connection with such evaluation, management also took into account the fact that, as a result of such contractual arrangements, the Group controls the shareholders’ voting interests in these VIEs. As a result of such evaluation, management concluded that the Porter Group is the primary beneficiary of its consolidated VIEs.

PRC laws and regulations prohibit or restrict foreign ownership of companies that operate Internet information and content, Internet access, online games, mobile, value added telecommunications and certain other businesses in which the Group is engaged or could be deemed to be engaged. Consequently, the Group conducts certain of its operations and businesses in the PRC through its VIEs. The Group consolidates in its consolidated financial statements all of the VIEs of which the Group is the primary beneficiary.

Revenue Recognition

We recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectability is reasonably assured. The recognition of revenues involves certain management judgments. The amount and timing of the revenues could be materially different for any period if management made different judgments or utilized different estimates.

We via Porter Consulting earn commissions from a third-party payment service provider when China UnionPay card transactions are completed and settled. Revenue related to commissions is recognized in the income statement at the time when the underlying transaction is completed.

The third-party payment provider is a China UnionPay card acquiring institution and earns processing fees from China UnionPay card transactions. We via Porter Consulting promote the payment service of the third-party payment service provider to merchants in Shenzhen and share a portion of the processing fees earned by the third-party payment service provider from China UnionPay, as commission.

We have not earned any revenue during the year ended December 31, 2015.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, ‘‘Revenue from Contracts with Customers (Topic 606).’’ This guidance supersedes current guidance on revenue recognition in Topic 605, ‘‘Revenue Recognition.” In addition, there are disclosure requirements related to the nature, amount, timing, and uncertainty of revenue recognition. In August 2015, the FASB issued ASU No.2015-14 to defer the effective date of ASU No. 2014-09 for all entities by one year. For public business entities that follow U.S. GAAP, the deferral results in the new revenue standard are being effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017, with early adoption permitted for interim and annual periods beginning after December 15, 2016. We will apply the new revenue standard beginning January 1, 2018, and will not early adopt. We are currently in the process of analyzing our revenue streams in accordance with the new revenue standard to determine the impact on our consolidated financial statements.

In November 2015, the FASB issued ASU No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, which simplifies the presentation of deferred income taxes by requiring deferred tax assets and liabilities to be classified as noncurrent on the balance sheet. The amendments in this update are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted. Additionally, the new guidance may be applied either prospectively to all deferred tax liabilities and assets or retrospectively to all periods presented. We do not expect this standard to have a material impact on our consolidated financial statements.

On January 5, 2016, the FASB issued ASU 2016-01 (“ASU 2016-01”), Recognition and Measurement of Financial Assets and Financial Liabilities, which amends certain aspects of recognition, measurement, presentation and disclosure of financial instruments. This amendment requires all equity investments to be measured at fair value, with changes in the fair value recognized through net income (other than those accounted for under equity method of accounting or those that result in consolidation of the investee). This standard will be effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. We do not expect this standard to have a material impact on our consolidated financial statements.

On February 25, 2016, the FASB issued ASU No. 2016-02 (“ASU 2016-02”), Leases. ASU 2016-02 specifies the accounting for leases. For operating leases, ASU 2016-02 requires a lessee to recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in its balance sheet. The standard also requires a lessee to recognize a single lease cost, calculated so that the cost of the lease is allocated over the lease term, on a generally straight-line basis. In addition, this standard requires both lessees and lessors to disclose certain key information about lease transactions. ASU 2016-02 is effective for public companies for annual reporting periods, and interim periods within those years, beginning after December 15, 2018. Early adoption is permitted. We do not expect this standard to have a material impact on our consolidated financial statements.

In June 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. We do not expect this standard to have a material impact on our consolidated financial statements.

In August 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-15, Statement of Cash Flows — Classification of Certain Cash Receipts and Cash Payments, which clarifies the presentation and classification of certain cash receipts and cash payments in the statement of cash flows. This guidance is effective for financial statements issued for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted. We do not expect this standard to have a material impact on our consolidated financial statements.

In November 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. The guidance requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The standard is effective for fiscal years beginning after December 15, 2017, and interim period within those fiscal years. Early adoption is permitted, including adoption in an interim period. The standard should be applied using a retrospective transition method to each period presented. We do not expect this standard to have a material impact on our consolidated financial statements.

In January 2017, the FASB issued Accounting Standards Update (“ASU”) No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, which clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The standard is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted. The standard should be applied prospectively on or after the effective date. We do not expect this standard to have a material impact on our consolidated financial statements.

In January 2017, the FASB issued Accounting Standards Update (“ASU”) 2017-04, “Simplifying the Test for Goodwill Impairment.” The guidance removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation.  A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. The guidance should be adopted on a prospective basis for the annual or any interim goodwill impairment tests beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. We do not expect this standard to have a material impact on our consolidated financial statements.

PROPERTIES

Our executive offices and all of our PRC subsidiaries and consolidated entities are located at Guowei Industrial Building #125, Guowei Road, Liantang, Luohu, Shenzhen, Guangdong, China, 518004, which consist of approximately 858 square meters.  We lease our facilities pursuant to lease agreements that will expire on various dates through December 31, 2017. We believe that all our properties have been adequately maintained, are generally in good condition, and are suitable and adequate for our business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of April 5, 2017 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Unless otherwise specified, the address of each of the officers and directors set forth below is in care of the Company, Guowei Industrial Building #125, Guowei Road, Liantang, Luohu, Shenzhen, Guangdong, China, 518004.  The registered address of each of the 5% shareholders (other than officers and directors) set forth below is Second Floor, The Quadrant, Manglier Street, Victoria, Mahe, 999126 Seychelles.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Zonghua Chen, Chairman, CEO, President and CFO	Common Stock	30,000,000	5.9%
Jun Chen, Director	Common Stock	2,000,000	*
Maozi Cong, Director	Common Stock	15,000,000	3.0%
All officers and directors as a group (3 persons named above)	Common Stock	47,000,000	9.3%

Softsilver Investment Co., Ltd. (3)	Common Stock	28,000,000	5.5%
Power of Oriental Invest Limited(4)	Common Stock	34,000,000	6.7%
Huatai International Limited (5)	Common Stock	40,000,000	7.9%
Zongjian Chen	Common Stock	30,000,000	5.9%
Porter Investment Limited (6)	Common Stock	230,000,000	45.3%
The Unite Youbang Limited (7)	Common Stock	48,000,000	9.4%
Enbang Fortune Limited (8)	Common Stock	45,000,000	8.9%

* Less than 1%

(1)                                Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(2)                                A total of 508,110,000 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of April 5, 2017.  For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(3)                                Zhaoyu Zou is the director of Softsilver Investment Co., Ltd. and has voting and dispositive power of the securities held by it.

(4)                                Haixiong Chen is the director of Power of Oriental Invest Limited and has voting and dispositive power of the securities held by it.

(5)                                Li Ma is the director of Huatai International Limited and has voting and dispositive power of the securities held by it.

(6)                                Xiaofang Huang is the director of Porter Investment Limited and has voting and dispositive power of the securities held by it.

(7)                                Zhongrui Zhang is the director of The Unite Youbang Limited and has voting and dispositive power of the securities held by it.

(8)                                Zan Cui is the director of Enbang Fortune Limited and has voting and dispositive power of the securities held by it.

Changes in Control

Prior to the Closing, all 500,000,000 shares issued in January 2017 pursuant to the Purchase Agreement were held in escrow and deemed to be in full control of the Company.  As of the date of the Closing, all of these shares were delivered out of escrow to the following entities and individuals in the amounts set opposite their names.

Softsilver Investment Co., Ltd.	28,000,000
Power of Oriental Invest Limited	34,000,000
Huatai International Limited	40,000,000
Zongjian Chen	30,000,000
Porter Investment Limited	230,000,000
The Unite Youbang Limited	48,000,000
Enbang Fortune Limited	45,000,000
Zonghua Chen	30,000,000
Maozi Cong	15,000,000

This constituted a change of control of the Company.  Other than the transactions and agreements previously described, our officers and directors are not aware of any arrangements which if consummated may result in a change in control of the Company at a subsequent date.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following sets forth the name and position of each of our current executive officers and directors.

NAME	AGE	POSITION
Zonghua Chen	41	Chairman, Chief Executive Officer, President, Chief Financial Officer
Jun Chen	38	Director
Maozi Cong	64	Director

Zonghua Chen.  Mr. Zonghua Chen has served as a member of our board of directors and as our Chairman, Chief Executive Officer, Chief Financial Officer and President since December 19, 2016.  He has served as general manager, corporate representative and executive director at Shenzhen Portercity Investment Co. Ltd. since May 2013, with responsibilities including site selection and promotion of “Porter City - O2O Industry and Trade Financial Platform” project. From September 2010 to April 2013, Mr. Chen served as executive general manager in Shenzhen Porter Warehouse E-commerce Co., Ltd., with responsibilities including the development of the O2O (online to offline) business model. Mr. Chen holds a College Diploma in Accounting from Shenzhen University and a Postgraduate Diploma in Economics from Guangdong Academy of Social Sciences.

Jun Chen.  Mr. Jun Chen has served as a member of our board of directors since October 28, 2016. He previously served as our Chairman, Chief Executive Officer, President and Chief Financial Officer from October 28, 2016 to December 19, 2016.  Since April 2009, Mr. Chen has worked as an attorney at Guangdong Lianrui Law Firm, including as a Partner since May 2014, where he is responsible for providing comprehensive litigation and corporate counseling services for clients. Prior to that, Mr. Chen worked in

Guangzhou Shenzhen Law Firm as Apprentice Lawyer from July 2007 until April 2009. Mr. Chen obtained his Master degree in Law from Northwest University of Politics and Law in China in 2007.

Maozi Cong.  Mr. Maozi Cong has served as a member of our board of directors since December 19, 2016.  Mr. Cong has more than 40 years of experience practicing traditional Chinese medicine.  He also published more than 20 medical theses and has participated to edit Family Medicine Valuable Book, China Acupotomology, Spinal System Diseases and Cervical Spine. Mr. Cong is also a director and medical adviser of Canadian Traditional Medicine Association, lifetime professor of the World Institute of Traditional Chinese Medicine and Standing Committee member of National College of Traditional Chinese Medicine Orthopedics Association.  Mr. Cong holds a college diploma from Beijing Guangming Traditional Chinese Medicine Correspondence University.

Directors and executive officers are elected until their successors are duly elected and qualified. There are no arrangements or understandings known to us pursuant to which any director or executive officer was or is to be selected as a director (or director nominee) or executive officer.

Director Qualifications

Directors are responsible for overseeing the Company’s business consistent with their fiduciary duty to stockholders. This significant responsibility requires highly-skilled individuals with various qualities, attributes and professional experience. Our board believes that there are general requirements for service on our board of directors that are applicable to all directors and that there are other skills and experience that should be represented on the board as a whole but not necessarily by each director. Our board considers the qualifications of directors and director candidates individually and in the broader context of the board’s overall composition and our current and future needs.

Qualifications for All Directors

In its assessment of each potential candidate, including those recommended by stockholders, the board considers the nominee’s judgment, integrity, experience, independence, understanding of our business or other related industries and such other factors the board determines are pertinent in light of the current needs of the board. The board also takes into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities to our company.

The board requires that each director be a recognized person of high integrity with a proven record of success in his or her field. Each director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple cultures and a commitment to dealing responsibly with social issues. In addition to the qualifications required of all directors, the board assesses intangible qualities including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.

The board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process.

In identifying and evaluating nominees, the board may consult with management, consultants, and other individuals likely to possess an understanding of our business and knowledge of suitable candidates. In making its recommendations, the board assesses the requisite skills and qualifications of nominees and the composition of the board as a whole in the context of the board’s criteria and needs. In evaluating the suitability of individual board members, the board may take into account many factors, including general understanding of marketing, finance and other disciplines relevant to the success of a publicly traded company in today’s business environment; understanding of our business and technology; the international nature of our operations; educational and professional background; and personal accomplishment. The board evaluates each individual in the context of the board as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience.

Qualifications, Attributes, Skills and Experience to be Represented on the Board as a Whole

The board has identified particular qualifications, attributes, skills and experience that are important to be represented on the board as a whole, in light of our current needs and business priorities. Our services are performed and expected to be performed in various countries and in significant areas of future growth located outside of the United States. Accordingly, the board believes that international experience or specific knowledge of key geographic growth areas and diversity of professional experiences should be represented on the board.

Summary of Qualifications of Directors

Set forth below is a narrative disclosure that summarizes some of the specific qualifications, attributes, skills and experiences of our directors. For more detailed information, please refer to the biographical information for each director set forth above.

Zonghua Chen has extensive historical knowledge regarding our company, having served as general manager, corporate representative and executive director at Portercity since May 2013 and as executive general manager in Shenzhen Porter Warehouse E-commerce Co., Ltd. from September 2010 to April 2013.

Jun Chen has extensive legal experience, having worked as an attorney since 2007, including as a Partner at Guangdong Lianrui Law Firm since May 2014, where he was responsible for providing comprehensive litigation and corporate counseling services for clients.

Maozi Cong has more than 40 years of experience practicing traditional Chinese medicine.  He brings unique and rich customer communication perspectives and experience to our board and its deliberations.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

•                  been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•                  had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•                  been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•                  been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•                  been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•                  been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Summary Compensation Table - Fiscal Years Ended December 31, 2016 and 2015

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods.  No other executive officers received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Zonghua Chen, CEO(1)(2)	2016	3,764	—	—	—	—	—	—	3,764
	2015	20,951	—	—	—	—	—	—	20,951
Jun Chen, Former CEO(1)(3)	2016	—	—	—	—	—	—	—	—
	2015	—	—	—	—	—	—	—	—
Roman Ehlert, Former CEO(4)	2016	—	—	—	—	—	—	—	—
	2015	—	—	—	—	—	—	—	—

(1)         On April 7, 2017, we acquired PGL in a reverse acquisition transaction that was structured as a share exchange.  The annual, long term and other compensation shown in this table include the amounts that these officers received from PGL and/or its subsidiaries and VIEs prior to the consummation of the reverse acquisition.

(2)         Mr. Zonghua Chen has served as our Chief Executive Officer since December 19, 2016.

(3)         Mr. Jun Chen served as our Chief Executive Officer from October 28, 2016 until December 19, 2016.

(4)         Mr. Ehlert served as our Chief Executive Officer from our inception on September 5, 2013 until October 28, 2016.

Employment Agreements

All of our executive officers have executed our standard employment agreement. Our employment agreements with our executives provide the amount of each executive officer’s salary and establish their eligibility to receive a bonus.  Our VIE, Portercity, entered into an employment agreement with Mr. Zonghua Chen, on May 1, 2013, under which Mr. Chen was employed as the company’s general manager without a fixed term of employment.  Mr. Chen receives a monthly salary of RMB 25,000 (approximately $4,000) under the employment agreement.  He is also subject to customary confidentiality covenants under the employment agreement.

Outstanding Equity Awards at Fiscal Year End

No unexercised options, stock that has not vested or outstanding equity incentive plan awards were held by any of our named executive officers at December 31, 2016.

Compensation of Directors

No member of our board of directors received any compensation for his services as a director during the year ended December 31, 2016.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

The following includes a summary of transactions since the beginning of our fiscal year ended December 31, 2014, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

•                  On December 16, 2016, we entered into a share purchase agreement (the “Purchase Agreement”) with Porter Group Limited, a Republic of Seychelles company (“PGL”), and shareholders holding all issued and outstanding shares of PGL (the “PGL Shareholders”), pursuant to which the Company has agreed to acquire all issued and outstanding shares of PGL (“Share Acquisition”).  Pursuant to the terms of the Purchase Agreement, the Company issued 500,000,000 shares of the Company’s common stock to the PGL Shareholders on January 10, 2017, among which, 30,000,000 shares were issued to our Chief Executive Officer, President and Chairman, Mr. Zonghua Chen and 15,000,000 shares issued to our director, Mr. Maozi Cong.

•                  Upon the change of control of the Company on October 28, 2016, Roman Ehlert, our former sole director, officer and principal stockholder, released us from all debts owed which aggregated $13,684 and was recorded as  additional paid in capital in the accompanying balance sheet.

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

Director Independence

We currently do not have any independent directors, as the term “independent” is defined by the rules of the Nasdaq Stock Market.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently eligible to be quoted on the OTCQB market under the symbol “ULNV.”  However, our common stock has not been traded on the OTCQB except on a limited and sporadic basis and there is no assurance that a regular trading market will ever develop.  OTCQB securities are not listed and traded on the floor of an organized national or regional stock exchange.  Instead, OTCQB securities transactions are conducted through a telephone and computer network connecting dealers.  OTCQB issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Approximate Number of Holders of Our Common Stock

As of April 5, 2017, there were approximately 26 holders of record of our common stock.  This number excludes the shares of our common stock owned by stockholders holding stock under nominee security position listings.

Dividend Policy

We have never declared or paid a cash dividend. Any future decisions regarding dividends will be made by our board of directors.  We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.  Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders.  Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 750,000,000 shares of common stock, par value $0.001 per share.  Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters.  Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock.  Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, our assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors.  Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future.  Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments.  In addition, our operating subsidiary, from time to time, may be subject to restrictions on its ability to make distributions to us, including as a result of restrictive covenants in loan agreements, and other regulatory restrictions.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable.  To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Preferred Stock

We are authorized to issue up to 250,000,000 shares of preferred stock, par value $0.001 per share, in one or more classes or series within a class as may be determined by our board of directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof.  Any preferred stock so issued by the board of directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both.  Moreover, under certain circumstances, the issuance of preferred stock or the existence of the unissued preferred stock might tend to discourage or render more difficult a merger or other change of control.

No shares of our preferred stock are currently outstanding.  The issuance of shares of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

Anti-Takeover Effects of Nevada Law and Our Articles of Incorporation and Bylaws

The provisions of Nevada law, our articles of incorporation and bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

•                  the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or

•                  if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

We plan to amend our articles of incorporation state that we have elected not to be governed by the “business combination” provisions.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

We plan to amend our articles of incorporation state that we have elected not to be governed by the “control share” provisions.

Articles of Incorporation and Bylaw Provisions

Our articles of incorporation and our bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:

•                  No Cumulative Voting. Nevada law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s articles of incorporation provides otherwise. Our articles of incorporation and bylaws do not provide for cumulative voting.

•                  Preferred Stock. As discussed above, the ability of our board to issue preferred stock without further stockholder approval could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change-in-control.

Transfer Agent and Registrar

Our independent stock transfer agent is Transfer Online, Inc. Their mailing address is 512 SE Salmon St. Portland, OR 97214, and their phone number is 503-227-2950.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation and bylaws provide for the indemnification of directors and officers or any person who may have served at our request as a director or officer of another corporation or enterprise against expenses actually and reasonably incurred by them in connection with the defense of any actions, suits or proceedings in which they are made parties by reason of being or having been director(s) or officer(s) of us or of such other corporation or enterprise, in the absence of negligence or misconduct in the performance of their duties.  This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Insofar as indemnification by us for liabilities arising under the Exchange Act may be permitted to our directors, officers and controlling persons pursuant to provisions of the articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable.  In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

ITEM 3.02                                  UNREGISTERED SALES OF EQUITY SECURITIES

On January 10, 2017, we issued 500,000,000 shares of our common stock to the shareholders of PGL pursuant to the Purchase Agreement described under Item 1.01 above.  All of the shares were held in escrow and deemed to be in the full control of the Company until the Closing.  The total consideration for such shares was all the issued and outstanding shares of PGL.  The number of our shares issued to the shareholders of PGL was determined based on an arms-length negotiation. The issuance of these shares was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering.

Our reliance on Section 4(a)(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

ITEM 4.01                                  CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

As previously disclosed, on February 20, 2017, our board of directors decided to dismiss Michael Gillespie & Associates, PLLC (“MGAP”) as our independent registered public accounting firm, effectively immediately.  On February 22, 2017, in connection with the dismissal of MGAP, upon the approval of our board of directors, the Company engaged Centurion ZD CPA Limited as its new independent registered public accounting firm to audit and review the Company’s financial statements, effective immediately.

See our current report on Form 8-K filed on February 22, 2017 for more information.

ITEM 5.01                                  CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.03                                  AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Change of Fiscal Year

On April 7, 2017, our board of directors approved a change in our fiscal year end from February 28 to December 31.  This change is being effectuated in connection with the reverse acquisition transaction described in Item 2.01 above.

ITEM 5.05                                  AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

On April 7, 2017 we adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.  The code of ethics is filed as exhibit 14 to this current report.

ITEM 5.06                                  CHANGE IN SHELL COMPANY STATUS.

Reference is made to the disclosure set forth under Item 2.01 and 5.01 of this report, which disclosure is incorporated herein by reference.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS

(a)                                 Financial Statements of Business Acquired

Filed herewith are audited consolidated financial statements of PGL for the years ended December 31, 2016 and 2015.

(b)                                 Pro forma financial information

Filed herewith are the unaudited Pro Forma Condensed Combined Financial Statements of the registrant and its subsidiaries for the requisite periods.

(d)                                 Exhibits

Exhibit No.	Description
2.1

Share Purchase Agreement, dated December 16, 2016, among the Company, Porter Group Limited and the shareholders of Porter Group Limited (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on December 19, 2016)

3.1	Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on January 1, 2017)

3.2	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed on May 28, 2014)

10.1	Commission Management and Consulting Services Agreement, by and among Qianhai Porter, Portercity and shareholders of Portercity, dated December 15, 2016.

10.2	Exclusive Right and Option to Purchase Agreement, by and among Qianhai Porter, Portercity and shareholders of Portercity, dated December 15, 2016.

10.3	Shareholders’ Voting Rights Proxy Agreement, by and among Qianhai Porter, Portercity and shareholders of Portercity, dated December 15, 2016.

10.4	Equity Interest Pledge Agreement, by and among Qianhai Porter, Portercity and shareholders of Portercity, dated December 15, 2016.

10.5	Form of Labor Contract

10.6	Form of Shenzhen Housing Rental Contract

14.1	Code of Ethics of the Company

21.1	Subsidiaries of the Company

99.1

Business Valuation Report of The Business Enterprise of Shenzhen Portercity Investment Management Co. Ltd., prepared by Royal Chartered Valuation Surveyors of Asia Asset Limited, dated as of March 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2017	UNI LINE CORP.

/s/ Zonghua Chen
Name: Zonghua Chen
Title: Chief Executive Officer

PORTER GROUP LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2016

FINANCIAL STATEMENTS

Table of Contents

Page Number
Report of Independent Registered Public Accounting Firm	F-2

Audited Consolidated Financial Statements of Porter Group Limited for the years ended December 31, 2016 and 2015

Consolidated Balance Sheets as of December 31, 2016 and 2015	F-3

Consolidated Statements of Operations and Comprehensive Loss for the years ended December 31, 2016 and 2015	F-4

Consolidated Statements of Stockholders’ Equity for the years ended December 31, 2016 and 2015	F-5

Consolidated Statements of Cash Flows for the years ended December 31, 2016 and 2015	F-6

Notes to Consolidated Financial Statements	F-7- F-29

Unaudited Pro Forma Financial Statements

Pro Forma Condensed Combined Balance Sheet as of December 31, 2016	F-31

Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2016	F-32

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Porter Group Limited

We have audited the accompanying consolidated balance sheets of Porter Group Limited (Note 1) and its subsidiaries (“the Company”) as of December 31, 2016 and 2015, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of December 31, 2016 and 2015, and the consolidated results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred losses resulting in an accumulated deficit and has a capital deficiency that may raise doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Centurion ZD CPA Limited

Centurion ZD CPA Limited

Hong Kong, China

April 7, 2017

PORTER GROUP LIMITED

CONSOLIDATED BALANCE SHEETS

As of December 31, 2016 and 2015

(In U.S. dollars)

	2016	2015

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,018,313	$10,219
Short-term investments	100,908	—
Accounts receivable, net of nil allowance for doubtful accounts	37,159	—
Prepayments and other receivables	283,135	24,524
Amounts due from related parties	98,681	8,696
Total current assets	1,538,196	43,439

NON-CURRENT ASSETS
Property, plant and equipment, net	6,288	7,458
Intangible assets, net	19,580	15,729
Total non-current assets	25,868	23,187

TOTAL ASSETS	$1,564,064	$66,626

CURRENT LIABILITIES
Accounts payable	$42,898	$—
Accruals and other payables	116,067	40,214
Income tax payable	2,672	—
Amounts due to related parties	1,907,684	1,160,463
Total current liabilities	2,069,321	1,200,677

TOTAL LIABILITIES	2,069,321	1,200,677

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Paid-in capital	725,000	326,850
Accumulated deficit	(1,524,780)	(1,311,191)
Additional paid-in capital	188,171	(193,143)
Accumulated other comprehensive income	106,352	43,433
Total stockholders’ equity	(505,257)	(1,134,051)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,564,064	$66,626

The accompanying notes are an integral part of these financial statements.

PORTER GROUP LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(In U.S. dollars)

	2016	2015

REVENUE	$43,221	$—

COST OF REVENUE	(31,455)	—

GROSS PROFIT	11,766	—

OPERATING EXPENSES
General and administrative expenses	(223,878)	(446,539)
Total operating expenses	(223,878)	(446,539)

LOSS FROM OPERATIONS	(212,112)	(446,539)

OTHER (EXPENSE) INCOME, NET
Other income (expense)	1,258	(528)
Total other expense, net	1,258	(528)

NET LOSS BEFORE TAXES	(210,854)	(447,067)

Income tax expense	(2,735)	—

NET LOSS	(213,589)	(447,067)

OTHER COMPREHENSIVEINCOME
Foreign currency translation gain	62,919	46,670

TOTAL COMPREHENSIVE LOSS	$(150,670)	$(400,397)

The accompanying notes are an integral part of these financial statements.

PORTER GROUP LIMITED

CONSOLIDATED STATEMENTS OF CHANGES INSTOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(In U.S. dollars)

	Paid-in Capital	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity

Balance, January 1, 2015	$326,850	$(193,143)	$(864,124)	$(3,237)	$(733,654)
Net loss	—	—	(447,067)	—	(447,067)
Foreign currency translation adjustment	—	—	—	46,670	46,670
Balance, December 31, 2015	$326,850	$(193,143)	$(1,311,191)	$43,433	$(1,134,051)

Reclassification arising from reorganization (note 1)	(326,850)	326,850	—	—	—
Issue of share capital	725,000	—	—	—	725,000
Gain from bargain purchase(note 1)		54,464	—	—	54,464
Net loss	—	—	(213,589)	—	(213,589)
Foreign currency translation adjustment	—	—	—	62,919	62,919
Balance, December 31, 2016	$725,000	$188,171	$(1,524,780)	$106,352	$(505,257)

The accompanying notes are an integral part of these financial statements.

PORTER GROUP LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(In U.S. dollars)

	2016	2015

Cash flows from operating activities
Net loss	$(213,589)	$(447,067)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	3,050	1,783
Loss on disposal of property, plant and equipment	177	1,393
Changes in assets and liabilities
Accounts receivable	(5,253)	—
Prepayments and other receivables	(113,257)	71,067
Accounts payable	22,147	—
Accruals and other payables	65,390	(98,736)
Net cash used in operating activities	(241,335)	(471,560)

Cash flows from investing activities
Acquisition of a subsidiary, net of cash acquired (notes 1 and 6)	48,627	—
Purchase of investments	(180,661)	—
Proceeds from disposal of investments	75,276
Purchase of intangible assets	(7,667)	(17,238)
Amounts due from related parties	(94,363)	201,611
Net cash (used in) provided by investing activities	(158,788)	184,373

Cash flows from financing activities
Proceeds from issuance of share capital	725,000	—
Amounts due to related parties	726,700	285,292
Net cash provided by financing activities	1,451,700	285,292

Effect of exchange rates on cash	(43,483)	(632)

Net increase (decrease) in cash and cash equivalents	1,008,094	(2,527)

Cash and cash equivalents at beginning of year	10,219	12,746

Cash and cash equivalents at end of year	$1,018,313	$10,219

Supplemental of cash flow information
Cash paid for interest expenses	$—	$—
Cash paid for income tax	$—	$—
Supplemental schedule for non- cash investing and financing activities
Consideration for acquisition of a subsidiary credited against amount due to a related company (note 6)	$144,154	$—

The accompanying notes are an integral part of these financial statements.

PORTER GROUP LIMITED

NOTES TO CONSOLIDATED FINANICAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(In U.S. dollars)

1.  ORGANIZATION AND BUSINESS

Porter Group Limited (“PGL” or the “Company”) was incorporated in the Republic of Seychelles on October 13, 2016, and is a holding company.

PGL owns 100% of Porter Perspective Business Group Limited, a company incorporated in Hong Kong (“PPBGL”) which in turn owns 100% of Shenzhen Qianhai Porter Industrial Co. Ltd. (“Qianhai Porter”), a company incorporated in the People’s Republic of China (the “PRC”).

On December 15, 2016, Qianhai Porter, Shenzhen Portercity Investment Management Co. Ltd. (a company incorporated in the PRC; “Portercity”) and Mr Zonghua Chen and Ms Xiaomei Xiong, the shareholders (the “Shareholders”) of Portercity entered into commercial arrangements, or collectively, VIE Agreements, pursuant to which the Company has contractual rights to control and operate the businesses of the Portercity and its three operating wholly-owned subsidiaries incorporated in the PRC (collectively the “VIE Entities”):

(a)                                              Shenzhen Porter Warehouse E-Commerce Co. Ltd. (“Porter E-Commerce”);

(b)                                              Shenzhen Yihuilian Information Consulting Co. Ltd. (“Porter Consulting”); and

(c)                                               Shenzhen Porter Commercial Perspective Network Co. Ltd. (“Porter Commercial”).

The VIE Agreements entered into by and between Qianhai Porter, Portercity and the Shareholders are as follows:

•             Pursuant to a commission management and consulting services agreement, or the Service Agreement, Qianhai Porter agreed to act as the exclusive management and advisory consultant of Portercity and provide client management, marketing promotion counseling, corporate management and counseling, finance counseling and personnel training services to Portercity.  In exchange, Portercity agreed to pay Qianhai Porter a management and consulting fee to be equivalent to the amount of net profit before tax of Portercity;

•             Pursuant to an exclusive right and option to purchase agreement, or the Option Agreement, the shareholders of Portercity granted to Qianhai Porter the exclusive right and option to purchase, at any time during the term of the Option Agreement, all of the assets of and equity interests shares in Portercity, at the exercise price equal to the lowest possible price permitted by Chinese laws;

•             Pursuant to a shareholders’ voting rights proxy agreement, or the Voting Rights Agreement, each of the shareholders of Portercity irrevocably appointed the representatives designated by Qianhai Porter to exercise its exclusive voting right of shareholders in the general meeting of shareholders of Portercity; and

PORTER GROUP LIMITED

NOTES TO CONSOLIDATED FINANICAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(In U.S. dollars)

•             Pursuant to an equity interest pledge agreement, the Pledge Agreement, the shareholders of Portercity pledged all of the equity interests in Portercity and any and all legitimate income generated from such equity interests to Qianhai Porter to ensure the rights, privileges and concessions of Qianhai Porter under this and the above contractual arrangements.

PORTER GROUP LIMITED

NOTES TO CONSOLIDATED FINANICAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(In U.S. dollars)

As a result of the above contractual arrangements, or the Contractual Arrangements, the Company has substantial control over the VIE Entities’ daily operations and financial affairs, election of their senior executives and all matters requiring shareholder approval. Furthermore, as the primary beneficiary of the VIE Entities, the Company is entitled to consolidate the financial results of the VIE Entities in its own consolidated financial statements under Financial Accounting Standards Board Accounting Standard Codification (ASC) Topic 810 and related subtopics related to the consolidation of variable interest entities, or ASC Topic 810.]

The Company completed the following transactions:

1.                         The formation of PGL, a Seychelles holding company, was completed in October 13, 2016. The share capital of the Company is $50,000 divided into 500,000,000 ordinary shares of $0.0001 par value each. On December 6, 2016, the authorized and issued capital of PGL increased to $725,000 divided into 7,250,000,000 shares with a par value of $0.0001 each.  PGL is owned and controlled by the same control group as PPBGL and Portercity, including Mr Zonghua Chen and Mr. Maozi Cong.

2.                         On November 29, 2016, Mr Zongiian Chen, the sole shareholder of PPBGL, transferred 100% of the outstanding shares of PPBGL to PGL. The Share Transfer has been accounted for as a common control transaction. Other than its 100% ownership of PPBGL, PGL has no significant assets and no other business operations.

3.                         PGL intends to file its consolidated financial statements in the United States in connection with a proposed reverse merger transaction with Uni Line Corp, a company incorporated in the USA and whose common stock is quoted on the Over the Counter Bulletin Board under the symbol ULNV.

These consolidated financial statements have been titled “Porter Group Limited” because:

1.                            PGL is the holding company of PPBGL, its subsidiary, Qianhai Porter and the VIE Entities, and the operations of the Company.

2.                      Other than its 100% ownership of PPBGL, PGL has no significant assets and no other business operations.

3.                            The proposed reverse merger transaction would take place under the name of PGL.

After the reverse acquisition, the Company and its subsidiaries and VIE entities (collectively referred to as the “Porter Group” or the “Group”) focus its business as an innovative O2O (Online to Offline) business platform operator covering both online E-commerce and offline commercial chain entity of three-dimensional synchronous operation together with integrated comprehensive services for consumer manufacturing enterprises.

PORTER GROUP LIMITED

NOTES TO CONSOLIDATED FINANICAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(In U.S. dollars)

Organization and reorganization

PPBGL was incorporated in Hong Kong on September 21, 2016 as a company with limited liability as an investment holding company. Upon incorporation, PPBGL issued 1 ordinary share at HK$1. Also on September 21, 2016, an additional 9,999 ordinary shares were issued, and Mr Zongjian Chen held all the 10,000 ordinary shares of PPBGL on behalf of the original investors of Portercity. At this time, PPBGL was controlled by Mr Zongjian Chen and other investors had no significant assets or business operations.

Qianhai Porter was incorporated in the PRC as a wholly foreign-owned enterprise (“WFOE”) with limited liability on November 21, 2016. Qianhai Porter was set up by PPBGL. Qianhai Porter was incorporated to control the shareholders’ voting interests in Portercity and become the primary beneficiary of Portercity and its wholly owned subsidiaries, Porter E-Commerce, Porter Consulting and Porter Commercial.

Portercity was held by Mr Zonghua Chen (brother of Mr Zongjian Chen) and Ms Xiaomei Xiong (spouse of Mr Zongjian Chen) on behalf of other investors, including Mr Zonghua Chen himself and Mr. Maozi Cong.

On December 15, 2016, Qianhai Porter, Portercity and the Shareholders of Portercity entered into the abovementioned VIE Agreements, pursuant to which the Company has contractual rights to control and operate the businesses of Portercity and its wholly owned subsidiaries. The change in control of Portercity and the acquisition of PPBGL by PGL have been accounted for as common control transactions in a manner similar to a pooling of interests and there was no recognition of any goodwill or excess of the acquirers’ interest in the net fair value of the acquirees’ identifiable assets, liabilities and contingent liabilities over cost at the time of the common control combinations. Therefore, these transactions were recorded at historical cost with a reclassification of equity from retained profits to additional paid in capital to reflect the deemed value of consideration given in the local jurisdiction and the capital structure of Portercity. The consolidated financial statements of the Company include all of the accounts of the Company and its subsidiaries, PPBGL and Qianhai Porter and VIE Entities (except for Porter Consulting, as explained below) for all periods presented. All material intercompany transactions and balances have been eliminated in the consolidation.

On December 1, 2016, Portercity acquired a 100% equity interest in Porter Consulting from Shenzhen Porter Holdings Limited, for a cash consideration of $144,154 (RMB1,000,000).  The consideration was credited against the amount due to Shenzhen Porter Holdings Limited as fully paid (Note 6).

Net assets of Porter Consulting as of December 1, 2016 (date of acquisition as a subsidiary of the Company):

Book value and fair value
Cash and cash equivalents	$48,627
Accounts receivable	33,485
Prepayments and other receivables	157,909
Property, plant and equipment	214
Accounts payable	(22,574)
Income tax payable	(1,091)
Accruals and other payables	(17,952)
Net assets acquired	198,618
Gain on bargain purchase	(54,464)
Total purchase price	$144,154

Net cash from acquisition of Porter Consulting	$48,627

PORTER GROUP LIMITED

NOTES TO CONSOLIDATED FINANICAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(In U.S. dollars)

On December 16, 2016, Uni Line Corp. (“ULNV”) entered into a share purchase agreement (the “Purchase Agreement”) with the Company to acquire all the issued and outstanding shares of the Company. Under the terms of the Purchase Agreement, ULNV agreed to issue 500,000,000 shares of its common stock to the owners of the Company (“the share exchange”). Pursuant to the terms of the Purchase Agreement, UNLV issued 500,000,000 shares of the Company’s common stock to the shareholders of PGL on January 10, 2017, among which, 30,000,000 shares were issued to our Chief Executive Officer, President and Chairman, Mr. Zonghua Chen and 15,000,000 shares issued to our director, Mr. Maozi Cong. All 500,000,000 shares issued in January 2017 pursuant to the Purchase Agreement were held in escrow and deemed to be in full control of the company.

Execution of the Purchase Agreement is the first stage of the planned acquisition. Closing was planned to take place on or before June 18, 2017 (the Closing”). The Closing is conditioned upon (i) PGL providing a Valuation Report of PGL and a full and up-to-date audit of the financial position of PGL, both satisfactory to ULNV; and (ii) approval by ULNV shareholders to issue 500 million new common shares and the transaction pursuant to the Purchase Agreement. All shares issued pursuant to the Purchase Agreement are held in escrow and deemed to be in the full control of ULNV until the closing.

Upon closing, the Company will become a wholly owned subsidiary of ULNV. For financial accounting purposes, the share exchange will be accounted for as a reverse acquisition by the Company, and resulted in a recapitalization, with the Company, being the accounting acquirer and ULNV, as the acquired entity.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements have been prepared in accordance with United States of America generally accepted accounting principles (“U.S. GAAP”).

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred losses resulting in an accumulated deficit of $1,524,780 as of December 31, 2016, and it currently has net working capital deficit of $531,125. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. There can be no assurance that the Company will be successful in its plans described above or in attracting equity or alternative financing on acceptable terms, or if at all. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

PORTER GROUP LIMITED

NOTES TO CONSOLIDATED FINANICAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(In U.S. dollars)

Use of Estimates

The preparation of these financial statements requires management of the Group to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, costs and expenses, and related disclosures. On an on-going basis, the Group evaluates its estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Identified below are the accounting policies that reflect the Group’s most significant estimates and judgments, and those that the Group believes are the most critical to fully understanding and evaluating its consolidated financial statements.

Basis of Consolidation

The Porter Group’s consolidated financial statements include the accounts of PGL and its subsidiaries and consolidated VIEs. All intercompany transactions and balances are eliminated.

VIE Consolidation

The Porter Group’s VIEs are wholly owned by Mr. Zonghua Chen and Ms. Xiaomei Xiong as nominee shareholders. For consolidated VIEs, management made evaluations of the relationships between the Porter Group and the VIEs and the economic benefit flow of contractual arrangements with the VIEs. In connection with such evaluation, management also took into account the fact that, as a result of such contractual arrangements, the Group controls the shareholders’ voting interests in these VIEs. As a result of such evaluation, management concluded that the Porter Group is the primary beneficiary of its consolidated VIEs.

PRC laws and regulations prohibit or restrict foreign ownership of companies that operate Internet information and content, Internet access, online games, mobile, value added telecommunications and certain other businesses in which the Group is engaged or could be deemed to be engaged. Consequently, the Group conducts certain of its operations and businesses in the PRC through its VIEs. The Group consolidates in its consolidated financial statements all of the VIEs of which the Group is the primary beneficiary.

PORTER GROUP LIMITED

NOTES TO CONSOLIDATED FINANICAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(In U.S. dollars)

The following financial information of the Group’s consolidated VIEs (including subsidiary of VIEs) is included in the accompanying consolidated financial statements:

	2016	2015

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$264,761	10,219
Short-term investments	100,908	—
Accounts receivable, net	37,159	—
Prepayments and other receivables	283,135	24,524
Amounts due from related parties	98,681	8,696
Total current assets	784,644	43,439

NON-CURRENT ASSETS
Property, plant and equipment, net	6,288	7,458
Intangible assets, net	19,580	15,729
Total non-current assets	25,868	23,187

TOTAL ASSETS	$810,512	$66,626

CURRENT LIABILITIES
Accounts payable	37,859	—
Accruals and other payables	91,068	40,214
Income tax payable	2,672	—
Amounts due to related parties	1,878,813	1,160,463
TOTAL LIABILITIES	$2,010,412	$1,200,677

	2016	2015

Net revenue	$43,221	$—
Net loss	$187,782	$447,067

	2016	2015

Net cash used in by operating activities	$(246,842)	$(471,560)
Net cash (used in)provided by investing activities	(158,759)	184,373
Net cash provided by financing activities	671,642	285,292

PORTER GROUP LIMITED

NOTES TO CONSOLIDATED FINANICAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(In U.S. dollars)

Revenue Recognition

The Porter Group recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectability is reasonably assured. The recognition of revenues involves certain management judgments. The amount and timing of the revenues could be materially different for any period if management made different judgments or utilized different estimates.

The Company via Porter Consulting earns commissions from a third-party payment service provider when China UnionPay card transactions are completed and settled. Revenue related to commissions is recognized in the income statement at the time when the underlying transaction is completed.

The third-party payment provider is a China UnionPay card acquiring institution and earns processing fees from China UnionPay card transactions. The Company via Porter Consulting promotes the payment service of the third-party payment service provider to merchants in Shenzhen and shares a portion of the processing fees earned by the third-party payment service provider from China UnionPay, as commission.

The Porter Group has earned no revenue during the year ended December 31, 2015.

Taxation

Income Taxes

Income taxes are accounted for using an asset and liability approach which requires the recognition of income taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Group’s financial statements or tax returns. Deferred income taxes are determined based on the differences between the accounting basis and the tax basis of assets and liabilities and are measured using the currently enacted tax rates and laws. Deferred tax assets are reduced by a valuation allowance, if based on available evidence, it is considered that it is more likely than not that some portion of or all of the deferred tax assets will not be realized. In making such determination, the Group considers factors including future reversals of existing taxable temporary differences, future profitability, and tax planning strategies. If events were to occur in the future that would allow the Group to realize more of its deferred tax assets than the presently recorded net amount, an adjustment would be made to the deferred tax assets that would increase income for the period when those events occurred. If events were to occur in the future that would require the Group to realize less of its deferred tax assets than the presently recorded net amount, an adjustment would be made to the valuation allowance against deferred tax assets that would decrease income for the period when those events occurred. Significant management judgment is required in determining income tax expense and deferred tax assets and liabilities.

The Group’s deferred tax assets relate to net operating losses and temporary differences between accounting basis and tax basis for its China-Based Subsidiaries and VIEs, which are subject to corporate income tax in the PRC under the PRC Corporate Income Tax Law (the “CIT Law”).

PORTER GROUP LIMITED

NOTES TO CONSOLIDATED FINANICAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(In U.S. dollars)

PRC Withholding Tax on Dividends

The CIT Law imposes a 10% withholding income tax on dividends distributed by foreign invested enterprises in the PRC to their immediate holding companies outside Mainland China. A lower withholding tax rate may be applied if there is a tax treaty between Mainland China and the jurisdiction of the foreign holding company. A holding company in Hong Kong, for example, will be subject to a 5% withholding tax rate under an arrangement between the PRC and the Hong Kong Special Administrative Region on the “Avoidance of Double Taxation and Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital,” if such holding company is considered a non-PRC resident enterprise and holds at least 25% of the equity interests in the PRC foreign invested enterprise distributing the dividends, subject to approval of the PRC local tax authority. However, if the Hong Kong holding company is not considered to be the beneficial owner of such dividends under applicable PRC tax regulations, such dividend will remain subject to a withholding tax rate of 10%.

PRC Value Added Tax

On May 1, 2016, the transition from the imposition of PRC business tax (“Business Tax”) to the imposition of VAT was expanded to all industries in China, and all of the Porter Group’s revenues have been subject to VAT since that date. To record VAT payable, the Group adopted the net presentation method, which presents the difference between the output VAT (at a rate of 6%) and the available input VAT amount (at the rate applicable to the supplier). Under the simplified calculation method, no input VAT is deductible and a uniform 3% levying rate applies.

Uncertain Tax Positions

Management reviews regularly the adequacy of the provisions for taxes as they relate to the Group’s income and transactions. In order to assess uncertain tax positions, the Group applies a more likely than not threshold and a two-step approach for tax position measurement and financial statement recognition. For the two-step approach, the first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon settlement.

According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or its withholding agent. The statute of limitations extends to five years under special circumstances, which are not clearly defined. In the case of a related party transaction, the statute of limitations is ten years. There is no statute of limitations in the case of tax evasion.

PORTER GROUP LIMITED

NOTES TO CONSOLIDATED FINANICAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(In U.S. dollars)

Foreign Currency and Foreign Currency Translation

An entity’s functional currency is the currency of the primary economic environment in which it operates, normally that is the currency of the environment in which the entity primarily generates and expends cash. Management’s judgment is essential to determine the functional currency by assessing various indicators, such as cash flows, sales price and market, expenses, financing and inter-company transactions and arrangements. The functional currency of PGL is the U.S. dollar. The functional currency of the PPBGL is the Hong Kong dollar. The functional currencies of the Porter Group’s subsidiary and VIEs in the PRC are the Chinese Yuan (“RMB”).

Foreign currency transactions denominated in currencies other than the functional currency are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are re-measured at the applicable rates of exchange in effect at that date. Gains and losses resulting from foreign currency re-measurement are included in the consolidated statements of comprehensive income.

Financial statements of entities with a functional currency other than the U.S. dollar are translated into U.S. dollars, which is the reporting currency. Assets and liabilities are translated at the current exchange rate in effect at the balance sheet date, and revenues and expenses are translated at the average of the exchange rates in effect during the reporting period. Shareholders’ equity accounts are translated using the historical exchange rates at the date the entry to shareholders’ equity was recorded, except for the change in retained earnings during the year, which is translated using the historical exchange rates used to translate each period’s income statement. Differences resulting from translating a foreign currency to the reporting currency are recorded in accumulated other comprehensive income in the consolidated balance sheets.

RMB is not a fully convertible currency. All foreign exchange transactions involving RMB must take place either through the People’s Bank of China (the “PBOC”) or other institutions authorized to buy and sell foreign exchange. The exchange rates adopted for the foreign exchange transactions are the rates of exchange quoted by the PBOC, which are determined largely by supply and demand. Translation of amounts from RMB into US dollars has been made at the following exchange rates for the respective years:

December 31, 2016
Balance sheet, except for equity accounts	6.93700
Income statement and cash flows	6.64226

December 31, 2015
Balance sheet, except for equity accounts	6.49360
Income statement and cash flows	6.22882

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and at banks and highly liquid investments, which are unrestricted from withdrawal or use, and which have original maturities of three months or less when purchased.

PORTER GROUP LIMITED

NOTES TO CONSOLIDATED FINANICAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(In U.S. dollars)

Short-term Investments

For investments in financial instruments with a variable interest rate indexed to the performance of underlying assets, the Porter Group elected the fair value method at the date of initial recognition and carried these investments subsequently at fair value. Changes in fair values are reflected in the consolidated statements of comprehensive income. They are carried at fair value at reporting date using signiant unobservable inputs (level 3).

Accounts Receivable, Net

The carrying value of accounts receivable is reduced by an allowance that reflects the Company’s best estimate of the amounts that will not be collected. The Company makes estimations of the collectability of accounts receivable. Many factors are considered in estimating the general allowance, including reviewing delinquent accounts receivable, performing an aging analysis and a customer credit analysis, and analyzing historical bad debt records and current economic trends.

Long-Lived Assets

Long-lived assets consist primarily of fixed assets and intangible assets.

Fixed Assets

Fixed assets mainly comprise office and computer equipment. Fixed assets are recorded at cost less accumulated depreciation with no residual value. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

Fixed Assets	Estimated Useful Lives (years)
Office and computer equipment	3

Expenditure for maintenance and repairs is expensed as incurred.

The gain or loss on the disposal of fixed assets is the difference between the net sales proceeds and the lower of the carrying value or fair value less cost to sell the relevant assets and is recognized in operating expenses in the consolidated statements of comprehensive income.

Intangible Assets

Intangible assets mainly comprise domain names and trademarks. Intangible assets are recorded at cost less accumulated amortization with no residual value. Amortization of intangible assets o is computed using the straight-line method over their estimated useful lives.

The estimated useful lives of the Group’s intangible assets are listed below:

Intangible Assets	Estimated Useful Lives (years)
Domain names and trademarks	10

Intangible assets, net, consist of the following:

	2016	2015
Domain names and trademarks	$22,520	$16,528
Less: Accumulated amortization	(2,940)	(799)
	$19,580	$15,729

Amortization charged to statements of operations for the years ended December 31, 2016 and 2015 were $2,647 and $1,178, respectively.

Impairment of Long-lived Assets

In accordance with ASC 360-10-35, the Group reviews the carrying values of long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Based on the existence of one or more indicators of impairment, the Group measures any impairment of long-lived assets using the projected discounted cash flow method at the asset group level. The estimation of future cash flows requires significant management judgment based on the Group’s historical results and anticipated results and is subject to many factors. The

PORTER GROUP LIMITED

NOTES TO CONSOLIDATED FINANICAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(In U.S. dollars)

discount rate that is commensurate with the risk inherent in the Group’s business model is determined by its management. An impairment loss would be recorded if the Group determined that the carrying value of long-lived assets may not be recoverable. The impairment to be recognized is measured by the amount by which the carrying values of the assets exceed the fair value of the assets. No impairment has been recorded by the Group for the years ended December 31, 2016 and 2015.

PORTER GROUP LIMITED

NOTES TO CONSOLIDATED FINANICAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(In U.S. dollars)

Fair Value of Financial Instruments

U.S. GAAP establishes a three-tier hierarchy to prioritize the inputs used in the valuation methodologies in measuring the fair value of financial instruments. This hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The three-tier fair value hierarchy is:

Level 1 — observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 — include other inputs that are directly or indirectly observable in the market place.

Level 3 — unobservable inputs which are supported by little or no market activity.

The carrying value of the Group’s financial instruments, including cash equivalents, accounts and other receivable, other current assets, accounts and other payables, and other short-term liabilities approximate their fair value due to their short maturities.

In accordance with ASC 825, for investments in financial instruments with a variable interest rate indexed to performance of underlying assets, the Group elected the fair value method at the date of initial recognition and carried these investments at fair value. Changes in the fair value are reflected in the consolidated statements of comprehensive income as other income/(expense). To estimate fair value, the Group refers to the quoted rate of return provided by banks at the end of each period using the discounted cash flow method. The Group classifies the valuation techniques that use these inputs as Level 2 of fair value measurements.

As of December 31, 2016 and 2015, the Company’s investments in financial instruments were $100,908 and $0, respectively. The investments were issued by commercial banks in China, and have a variable interest rate indexed to performance of underlying assets. Since these investments’ maturity dates are within one year, they are classified as short-term investments.

These investments were acquired towards the end of fiscal 2016. Accordingly, no gain or loss was recognized from the changes in the fair value of short-term investments the years ended December 31, 2016 and 2015.

PORTER GROUP LIMITED

NOTES TO CONSOLIDATED FINANICAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(In U.S. dollars)

Comprehensive Income

Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments from owners and distributions to owners. Accumulated other comprehensive income includes cumulative foreign currency translation adjustment.

Recently issued accounting pronouncements

In May 2014, the FASB issued ASU No. 2014-09, ‘‘Revenue from Contracts with Customers (Topic 606).’’ This guidance supersedes current guidance on revenue recognition in Topic 605, ‘‘Revenue Recognition.” In addition, there are disclosure requirements related to the nature, amount, timing, and uncertainty of revenue recognition. In August 2015, the FASB issued ASU No.2015-14 to defer the effective date of ASU No. 2014-09 for all entities by one year. For public business entities that follow U.S. GAAP, the deferral results in the new revenue standard are being effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017, with early adoption permitted for interim and annual periods beginning after December 15, 2016. The Group will apply the new revenue standard beginning January 1, 2018, and will not early adopt. The Group is currently in the process of analyzing the Group’s revenue streams in accordance with the new revenue standard to determine the impact on the Group’s consolidated financial statements.

In November 2015, the FASB issued ASU No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, which simplifies the presentation of deferred income taxes by requiring deferred tax assets and liabilities to be classified as noncurrent on the balance sheet. The amendments in this update are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted. Additionally, the new guidance may be applied either prospectively to all deferred tax liabilities and assets or retrospectively to all periods presented. The Group does not expect this standard to have a material impact on its consolidated financial statements.

On January 5, 2016, the FASB issued ASU 2016-01 (“ASU 2016-01”), Recognition and Measurement of Financial Assets and Financial Liabilities, which amends certain aspects of recognition, measurement, presentation and disclosure of financial instruments. This amendment requires all equity investments to be measured at fair value, with changes in the fair value recognized through net income (other than those accounted for under equity method of accounting or those that result in consolidation of the investee). This standard will be effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Group does not expect this standard to have a material impact on its consolidated financial statements.

PORTER GROUP LIMITED

NOTES TO CONSOLIDATED FINANICAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(In U.S. dollars)

On February 25, 2016, the FASB issued ASU No. 2016-02 (“ASU 2016-02”), Leases. ASU 2016-02 specifies the accounting for leases. For operating leases, ASU 2016-02 requires a lessee to recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in its balance sheet. The standard also requires a lessee to recognize a single lease cost, calculated so that the cost of the lease is allocated over the lease term, on a generally straight-line basis. In addition, this standard requires both lessees and lessors to disclose certain key information about lease transactions. ASU 2016-02 is effective for public companies for annual reporting periods, and interim periods within those years, beginning after December 15, 2018. Early adoption is permitted. The Group does not expect this standard to have a material impact on its consolidated financial statements.

In June 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Group does not expect this standard to have a material impact on its consolidated financial statements.

In August 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-15, Statement of Cash Flows — Classification of Certain Cash Receipts and Cash Payments, which clarifies the presentation and classification of certain cash receipts and cash payments in the statement of cash flows. This guidance is effective for financial statements issued for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted. The Group does not expect this standard to have a material impact on its consolidated financial statements.

In November 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. The guidance requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The standard is effective for fiscal years beginning after December 15, 2017, and interim period within those fiscal years. Early adoption is permitted, including adoption in an interim period. The standard should be applied using a retrospective transition method to each period presented. The Group does not expect this standard to have a material impact on its consolidated financial statements.

In January 2017, the FASB issued Accounting Standards Update (“ASU”) No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, which clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The standard is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted. The standard should be applied prospectively on or after the effective date. The Group does not expect this standard to have a material impact on its consolidated financial statements.

In January 2017, the FASB issued Accounting Standards Update (“ASU”) 2017-04, “Simplifying the Test for Goodwill Impairment.” The guidance removes Step 2 of the goodwill impairment test,

PORTER GROUP LIMITED

NOTES TO CONSOLIDATED FINANICAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(In U.S. dollars)

which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. The guidance should be adopted on a prospective basis for the annual or any interim goodwill impairment tests beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Group does not expect this standard to have a material impact on its consolidated financial statements.

PORTER GROUP LIMITED

NOTES TO CONSOLIDATED FINANICAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(In U.S. dollars)

3.                   PREPAYMENTS AND OTHER RECEIVABLES

Prepayments and other receivables consist of the following:

	2016	2015

Prepaid operating expenses	$124,547	$360
Prepaid service expenses	145,731	—
Staff advances	11,585	15,492
Others	1,272	8,672
Balance at end of year	$283,135	$24,524

4.                   PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net consist of the following:

	2016	2015

Office and computer equipment	$115,699	$127,156
Less: Accumulated depreciation	(109,411)	(119,698)
Balance at end of year	$6,288	$7,458

Depreciation expenses charged to the statements of operations for the years ended December 31, 2016 and 2015 were $403 and $605, respectively.

5.                   ACCRUALS AND OTHER PAYABLES

Accruals and other payables consist of the following:

	2016	2015

Salary payables	$49,053	$235
Accrued professional fees	25,000	—
Others	42,014	39,979
Balance at end of year	$116,067	$40,214

PORTER GROUP LIMITED

NOTES TO CONSOLIDATED FINANICAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(In U.S. dollars)

6.                   BALANCES WITH RELATED PARTIES

	Note	2016	2015

Due from related companies
Shenzhen Haixin Porter Enterprise Service Platform Management Co., Ltd	(a)	95,812	5,490
Shenzhen Wisdom Business Alliance Industry Fund Enterprises (Limited Partnership)		1,310	1,323
Shenzhen Wisdom Business Alliance Investment Management Limited		1,044	1,115
Shenzhen Porter City Fund Management Limited		515	242
Porter City Woqi Wisdom Park Development Co., Ltd		—	458
Zhongxin Porter City Limited		—	68
		$98,681	$8,696

(a)            Ms Xiaomei Xiong is a supervisor and a 51% shareholder of Shenzhen Haixin Porter Enterprise Service Platform Management Co., Ltd. The amount was fully repaid to the Company in 2017.

All the above balances are interest-free, unsecured and repayable on demand.

PORTER GROUP LIMITED

NOTES TO CONSOLIDATED FINANICAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(In U.S. dollars)

	Note	2016	2015

Due to related companies
Shenzhen Porter Holdings Limited	(b)	1,694,052	929,472
Liaoning Northeast Asia Porter City Investment Limited	(c)	213,632	230,991
		$1,907,684	$1,160,463

(b)            Mr Zongjian Chen is the Chairman, the legal representative and a 60% shareholder of Shenzhen Porter Holdings Limited

(c)             Mr Zonghua Chen is a supervisor and Mr. Zongjian Chen is a 45% shareholder of Liaoning Northeast Asia Porter City Investment Limited

All the above balances are interest-free and unsecured. These related companies have agreed not to demand repayment until the Company is financially capable to do so.

7.  SHAREHOLDER’S EQUITY

The share capital balance as of December 31, 2015 represented the issued capital of Portercity. The share capital balance as of December 31, 2016 represented the issued share capital of PGL.

8.  INCOME TAXES

The Company is registered as an international business company and is exempted from corporation tax in Seychelles.

PPBGL is subject to Hong Kong profits tax rate of 16.5% and did not have any assessable profits arising in or derived from Hong Kong for the December 31, 2016 and accordingly no provision for Hong Kong profits tax was made in this period.

PRC Tax

The Company’s subsidiary and consolidated VIEs in China are subject to corporate income tax (“CIT”) at 25% for the years ended December 31, 2016 and 2015.

PORTER GROUP LIMITED

NOTES TO CONSOLIDATED FINANICAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(In U.S. dollars)

China’s State Administration of Taxation recently released the “Announcement on Expanding the Scope of Small Low-profit Enterprises Eligible for CIT Reduced by Half Policy (SAT Announcement [2015] No. 17) and the Cai Shui [2015] No. 34.  According to the two documents, all types of small low-profit enterprises that meet the requisite conditions are entitled to the preferential income tax policies.

Small and low-profit enterprises with a taxable income not exceeding RMB200,000 are allowed to pay corporate income tax at the rate of 20 percent on only 50 percent of their taxable income. Specifically, if a small low-profit enterprise prepays CIT based on its actual profit for the current year, and the accumulative actual profit at the time of making the prepayment is less than RMB 200,000, it is entitled to the Halved Tax Policy; and if such accumulative actual profit exceeds RMB 200,000, the enterprise is no longer entitled to the Halved Tax Policy. If the small low-profit enterprise prepays CIT for the current year based on the quarterly (or monthly) average of the taxable income for the previous year, it is entitled to the Halved Rate Policy.

Such small low-profit enterprises will no longer need to get the approval from tax authorities and they may enjoy the preferential income tax policies at the time of quarterly or monthly prepayment of the CIT. However, for small low-profit enterprise which are subject to tax collection at a fixed amount, the tax authorities will make adjustment to their taxable amount and they need to pay the CIT based on the original measures. Please note that non-resident enterprises which are getting income earned from commercial operations conducted within Chinese territory are not included within the scope of certain tax break policies.

Further, small low-profit enterprises are no longer required to file relevant companies’ information at the time of prepayment and final settlement of corporate income tax. Previously, small low-profit enterprises were required to provide the information about their number of employees and total assets at the time of prepayment declaration.

The preferential policy is effective from January 1, 2015 to December 31, 2017.

Porter Consulting enjoyed the above preferential policy on its profits in fiscal 2016.

PORTER GROUP LIMITED

NOTES TO CONSOLIDATED FINANICAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(In U.S. dollars)

A reconciliation of the provision for income taxes determined at the statutory income tax rate to the Company’s income taxes is as follows:

	2016	2015
Loss before income taxes	$(210,854)	$(497,067)
PRC income tax rate	25%	25%
Income tax (credit) computed at statutory corporate income tax rate	(52,714)	(111,767)
Reconciling items:
Non-deductible expenses	55,887	111,767
Effect of tax exemption granted to Porter Consulting	(438)	—
Income tax expenses	$2,735	$—

As of December 31, 2016 and 2015, and the Company’s subsidiaries and VIEs had no net operating loss carry forwards.

9.  CHINA CONTRIBUTION PLAN

The Group’s subsidiaries and consolidated VIEs in China participate in a government-mandated multi-employer defined contribution plan pursuant to which certain retirement, medical and other welfare benefits are provided to employees. Chinese labor regulations require the Group’s subsidiaries and consolidated VIEs to pay to the local labor bureau a monthly contribution at a stated contribution rate based on the monthly compensation of qualified employees. The relevant local labor bureau is responsible for meeting all retirement benefit obligations; the Group’s China-based subsidiaries and consolidated VIEs have no further commitments beyond their monthly contributions. For the years ended December 31, 2016 and 2015, the Group’s China based subsidiaries and consolidated VIEs contributed a total of $1,100 and $8,633, respectively, to these funds.

10.   COMMITMENTS AND CONTINGENCIES

PORTER GROUP LIMITED

NOTES TO CONSOLIDATED FINANICAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(In U.S. dollars)

Capital Commitments

As of December 31, 2016, Company did not have any capital commitments.

Lease Commitments

The total future minimum lease payments under the non-cancellable operating lease with respect to the office and the dormitory, as well as hardware trading platform as of December 31, 2016 are payable as follows:

Year ending December 31, 2017	$23,389
Year ending December 31, 2018	20,297
Year ending December 31, 2019	—
Total	$43,686

Rental expense of the Company was $1,342 and $56,352 for the years ended December 31, 2016 and 2015, respectively.

11.            CONCENTRATIONS AND CREDIT RISK

(a) Concentrations

The Porter Group has earned no revenue during the year ended December 31, 2015. In 2016, it has only one customer who accounted for all of its revenues and accounts receivable in 2016.

PORTER GROUP LIMITED

NOTES TO CONSOLIDATED FINANICAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(In U.S. dollars)

(b) Credit risk

Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents. As of December 31, 2015 and 2016, substantially all of the Company’s cash and cash equivalents were held by major financial institutions located in the PRC, which management believes are of high credit quality.

For the credit risk related to trade accounts receivable, the Company performs ongoing credit evaluations of its customers and, if necessary, maintains reserves for potential credit losses. Historically, such losses have been within management’s expectations.

12.            SUBSEQUENT EVENTS

The Company has analyzed its operations through the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

Uni Line Corp.

Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined financial statements give effect to the reverse merger transaction (the “Transaction”) between Uni Line Corp. (the “Company”, “UNLV”, “we”, “us”, or “our”) and Porter Group Limited (“PGL”), a company incorporated in the Republic of Seychelles.

Uni Line Corp.

Unaudited Proforma Condensed Balance Sheet

As of December 31, 2016

(Stated in US Dollars)

	Historical (Note 1)		Pro Forma
	UNLV	PGL	Adjustments	Note 2	Combined

ASSETS
Current assets
Cash and cash equivalents	$—	$1,018,313			$1,018,313
Short-term investments	—	100,908			100,908
Accounts receivable, net of nil allowance for doubtful accounts	—	37,159			37,159
Prepayments and other receivables	—	283,135			283,135
Amounts due from related parties	—	98,681			98,681
Total current assets	—	1,538,196			1,538,196

Non-current assets
Property, plant and equipment, net	—	6,288			6,288
Intangible assets, net	—	19,580			19,580
Total non-current assets	—	25,868			25,868

Total assets	$—	$1,564,064			$1,564,064

LIABILITIES AND STOCKHOLDERS’ DEFICIT

LIABILITIES
Current liabilities
Accounts payable	$—	$42,898			$42,898
Accruals and other payables	4,500	116,067			120,567
Taxation payable	—	2,672			2,672
Amounts due to related parties	—	1,907,684			1,907,684
Total current liabilities	4,500	2,069,321			2,073,821

Total liabilities	4,500	2,069,321			2,073,821

STOCKHOLDERS’ DEFICIT
Common stock	8,110	—	500,000	(2)	508,110
Paid-in capital	—	725,000	(725,000)	(3)	—
Additional paid-in capital	32,662	188,171	679,728	(1) (3)	400,561
			(500,000)	(2)
Accumulated deficit	(45,272)	(1,524,780)	45,272	(1)	(1,524,780)
Accumulated other comprehensive income	—	106,352	—		106,352
Total stockholders’ deficit	(4,500)	(505,257)			(509,757)
Total liabilities and stockholders’ deficit	$—	$1,564,064			$1,564,064

Uni Line Corp.

Unaudited Proforma Condensed Combined Statement of Operations

For the Year Ended December 31, 2016

(Stated in US Dollars)

	Historical (Note 1)		Pro Forma
	UNLV	PGL	Adjustments	Note 2	Combined

REVENUE	$—	$43,221			$43,221

COST OF REVENUE	—	(31,455)			(31,455)

GROSS PROFIT	—	11,766			11,766

OPERATING EXPENSES

General and administrative expenses	(11,900)	(223,878)	11,900	(1)	(223,878)

LOSS FROM OPERATIONS	(11,900)	(212,112)			(212,112)

Other income (expense)	—	1,258			1,258

NET LOSS BEFORE TAXES	(11,900)	(210,854)			(210,854)

Income tax expense	—	(2,735)			(2,735)

NET LOSS	$(11,900)	$(213,589)			$(213,589)

NET LOSS PER SHARE*	$0.00				$0.00

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	8,110,000		500,000,000	(2)	508,110,000

* Less than $0.01 per share

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

On December 16, 2016, the Company entered into a share purchase agreement (the “Purchase Agreement”) with PGL. Pursuant to the Purchase Agreement, with PGL and its shareholders, pursuant to which the Company agreed to acquire 100% of the issued and outstanding shares of PGL in exchange for 500,000,000 shares of the Company’s common stock.

On April 7, 2017 the Company completed the acquisition of PGL. As a result of the transaction, PGL will become a wholly owned subsidiary of the Company, the former shareholders of PGL became the holders of approximately 98.4% of the Company’s issued and outstanding capital stock on a fully-diluted bases. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein PGL is considered the acquirer for accounting and financial reporting purposes.  The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

Note 1 — Basis of Presentation

The unaudited pro forma condensed combined financial statements have been derived from the historical unaudited financial statements of the Company and PGL after giving effect to the merger with PGL.

The unaudited pro forma condensed combined balance sheet as of December 31, 2016 is presented as if the acquisition of PGL had occurred on December 31, 2016.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 is presented as if the acquisition of PGL had occurred on January 1, 2016 and were carried forward through each of the aforementioned periods presented.

Historical financial information has been adjusted in the pro forma balance sheet to pro forma events that are: (1) directly attributable to the Share Exchange; (2) factually supportable; and (3) expected to have a continuing impact on the Company’s results of operations. This merger will be treated as a reverse acquisition, and therefore PGL is treated as the accounting acquirer, such that the financial statements of PGL immediately after the merger will become those of the Company. The pro forma adjustments presented in the pro forma condensed combined balance sheet and statement of operations are described in Note 2— Pro Forma Adjustments.

The pro forma condensed financial statements should be read in conjunction with a reading of the historical financial statements and accompanying notes of the Company included in the Annual Report on Form 10-K for the fiscal year ended February 28, 2017 and of PGL included in this Form 8-K for the year ended December 31, 2016.

These pro forma condensed financial statements are presented for illustrative purposes only and are not intended to be indicative of actual consolidated financial position and consolidated results of operations had the purchase been in effect during the periods presented, or of consolidated financial condition or consolidated results of operations that may be reported in the future.

Note 2 - PRO FORMA ADJUSTMENTS

The adjustment included in the pro forma balance sheet and statement of operations is as follows:

(1)         To eliminate the accumulated loss of ULNV incurred before the reverse acquisition.

(2)   To reflect the issuance of 500,000,000 shares to the shareholders of PGL, resulting in 508,110,000 total shares of common stock outstanding of UNLV after the reverse acquisition.

(3)   To eliminate paid-in capital of PGL.

EXHIBIT INDEX

Exhibit No.	Description
2.1

Share Purchase Agreement, dated December 16, 2016, among the Company, Porter Group Limited and the shareholders of Porter Group Limited (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on December 19, 2016)

3.1	Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on January 1, 2017)

3.2	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed on May 28, 2014)

10.1	Commission Management and Consulting Services Agreement, by and among Qianhai Porter, Portercity and shareholders of Portercity, dated December 15, 2016.

10.2	Exclusive Right and Option to Purchase Agreement, by and among Qianhai Porter, Portercity and shareholders of Portercity, dated December 15, 2016.

10.3	Shareholders’ Voting Rights Proxy Agreement, by and among Qianhai Porter, Portercity and shareholders of Portercity, dated December 15, 2016.

10.4	Equity Interest Pledge Agreement, by and among Qianhai Porter, Portercity and shareholders of Portercity, dated December 15, 2016.

10.5	Form of Labor Contract

10.6	Form of Shenzhen Housing Rental Contract

14.1	Code of Ethics of the Company

21.1	Subsidiaries of the Company

99.1

Business Valuation Report of The Business Enterprise of Shenzhen Portercity Investment Management Co. Ltd., prepared by Royal Chartered Valuation Surveyors of Asia Asset Limited, dated as of March 31, 2017.